LOAN AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 17, 1997

                                     BETWEEN

                        SANWA BUSINESS CREDIT CORPORATION

                                    AS LENDER

                                       AND

                      NORTHERN GEOPHYSICAL OF AMERICA, INC.
                                   AS BORROWER


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                           TABLE OF CONTENTS
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                                                                                         PAGE
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1.  DEFINITIONS AND ACCOUNTING TERMS.........................................................1

    1.1      ................................................................"Account Debtor"1

    1.2      ......................................................................"Accounts"1

    1.3      ....................................................................."Affiliate"1

    1.4      .........................................................."Ancillary Agreements"1

    1.5      ...................................................."Average Daily Availability"2

    1.6      ....................................................................."Borrowing"2

    1.7      .................................................................."Business Day"2

    1.8      ...................................................................."Capex Loan"2

    1.9      ...................................................................."Capex Note"2

    1.10     .........................................................."Capital Expenditures"2

    1.11     ......................................................"Cash Flow Coverage Ratio"2

    1.12     ................................................................."Change of Law"2

    1.13     ......................................................................."Charges"2

    1.14     .................................................................."Closing Date"2

    1.15     ...................................................................."Collateral"2

    1.16     ......................................................."Collateral Availability"2

    1.17     ....................................................................."Companies"3

    1.18     ....................................................................."Computers"3

    1.19     ................................................................"Current Assets"3

    1.20     ..........................................................."Current Liabilities"3

    1.21     ......................................................."Daily Collateral Report"3

    1.22     ......................................................................."Default"3

    1.23     .................................................................."Default Rate"3

    1.24     ......................................................................."Dollars"3

    1.25     ..............................................................."Depository Bank"3

    1.26     ................................................................"Direct Charges"3

    1.27     ........................................................................"EBITDA"3

    1.28     ............................................................."Eligible Accounts"3




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                           TABLE OF CONTENTS
                              (CONTINUED)
                                                                            PAGE

    1.29     ................................................................"Environmental Laws"4

    1.30     ........................................................................."Equipment"4

    1.31     ............................................................................."ERISA"4

    1.32     .................................................................."Event of Default"4

    1.33     ........................................................................"Financials"4

    1.34     .............................................................................."GAAP"4

    1.35     ..............................................................."General Intangibles"4

    1.36     ................................................................."Governmental Rule"4

    1.37     ........................................................................."Guarantor"4

    1.38     ..............................................................."Hazardous Materials"4

    1.39     ......................................................................"Indebtedness"4

    1.40     ......................................................................"Initial Term"5

    1.41     ......................................................."Interest Determination Date"5

    1.42     ..................................................................."Interest Period"5

    1.43     ........................................................................."Inventory"5

    1.44     ......................................................................."Liabilities"5

    1.45     ............................................................................."LIBOR"5

    1.46     ........................................................................"LIBOR Loan"6

    1.47     ....................................................................."LIBOR Portion"6

    1.48     .............................................................................."Lien"6

    1.49     ..................................................................."Loan" or "Loans"6

    1.50     ......................................................................"Loan Account"6

    1.51     ............................................................"Net Profit After Taxes"6

    1.52     ............................................................................."Notes"6

    1.53     ...................................................."Notice of Borrowing/Conversion"6

    1.54     ......................................................................."Overadvance"6

    1.55     ......................................................................."Participant"6

    1.56     ..................................................................."Permitted Liens"6

    1.57     ............................................................................"Person"7


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                           TABLE OF CONTENTS
                              (CONTINUED)
                                                                                               PAGE

    1.58     ............................................................................."Portion"7

    1.59     ......................................................................"Prepayment Fee"7

    1.60     .........................................................................."Prime Rate"7

    1.61     ....................................................................."Prime Rate Loan"7

    1.62     ........................................................................"Renewal Term"7

    1.63     ...................................................................."Reportable Event"7

    1.64     ......................................................................"Revolving Loan"7

    1.65     ............................................................"Revolving Loan Borrowing"7

    1.66     .................................................................."Security Documents"7

    1.67     .................................................................."Special Collateral"7

    1.68     ..............................................................................."Stock"7

    1.69     ..........................................................................."Subsidiary"8

    1.70     ..................................................................."Tangible Net Worth"8

    1.71     ............................................................................"Term Loan"8

    1.72     ............................................................................"Term Note"8

    1.73     .................................................................................."3-D"8

    1.74     ......................................................................."Total Facility"8

    1.75     ................................................................................."Type"8

2.  LOANS: GENERAL TERMS............................................................................8

    2.1      ........................................................................Total Facility.8

    2.2      ........................................Advances to Constitute One Loan; Loan Purpose.11

    2.3      ........................................................................Interest Rate.12

    2.4      ..............................................................Change of Circumstances.12

    2.5      .........................................................Funding Loss Indemnification.13

    2.6      ..........................................................................Prepayments.14

    2.7      ....................................Term of Agreement; Prepayment; Liquidated Damages.14

    2.8      ............................................................................Audit Fee.15

    2.9      ..........................................................................Closing Fee.15

    2.10     .....................................................................Unused Line Fee.15


                                      -iii-

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                           TABLE OF CONTENTS
                              (CONTINUED)
                                                                                               PAGE

3.  ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY.........................................................16

    3.1      ...................................................................Eligible Accounts.16

4.  PAYMENTS......................................................................................17

    4.1      .............................................Loan Account; Method of Making Payments.17

    4.2      .......................................................................Payment Terms.17

    4.3      .................................................Collection of Accounts and Payments.18

    4.4      .............................................Application of Payments and Collections.18

    4.5      ..........................................................................Statements.19

5.  COLLATERAL: GENERAL TERMS.....................................................................19

    5.1      ...................................................................Security Interest.19

    5.2      .....................................................Disclosure of Security Interest.19

    5.3      ..................................................................Special Collateral.19

    5.4      ..................................................................Further Assurances.19

    5.5      ..........................................................................Inspection.20

    5.6      .....................................Perfection and Priority; Location of Collateral.20

    5.7      ..............................Lender's Payment of Claims Asserted Against Collateral.20

6.  COLLATERAL: ACCOUNTS..........................................................................21

    6.1      ............................................................Verification of Accounts.21

    6.2      ....................................Assignments, Records and Daily Collateral Report.21

    6.3      ..................................................Notice Regarding Disputed Accounts.21

    6.4      .....................................................Sale or Encumbrance of Accounts.21

7.  COLLATERAL:  INVENTORY........................................................................21

8.  COLLATERAL: EQUIPMENT.........................................................................21

    8.1      ........................................................Maintenance of the Equipment.21

    8.2      ..................................................Evidence of Ownership of Equipment.21

    8.3      ...........................................................Proceeds of the Equipment.21

    8.4      ...............................................................Location of Equipment.22

9.  WARRANTIES AND REPRESENTATIONS................................................................22

    9.1      ..............................................General Warranties and Representations.22


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

    9.2      ..............................................Account Warranties and Representations.25

    9.3      ............................................Inventory Warranties and Representations.26

    9.4      ..........................Automatic Warranty and Representation and Reaffirmation of

             Warranties and Representations.......................................................26

    9.5      ..........................................Survival of Warranties and Representations.26

10. COVENANTS AND CONTINUING AGREEMENTS...........................................................27

    10.1     ...............................................................Affirmative Covenants.27

    10.2     ..................................................................Negative Covenants.29

    10.3     ..................................................................Contesting Charges.31

    10.4     ..................................................................Payment of Charges.31

    10.5     ......................................................Insurance; Payment of Premiums.31

    10.6     ...............................Survival of Obligations Upon Termination of Agreement.32

    10.7     .............................................................Environmental Indemnity.32

    10.8     ...................................................................Change of Control.32

    10.9     ................................................................Revisions or Updates.32

11. CONDITIONS PRECEDENT TO CLOSING...............................................................33

12. DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.......................................................35

    12.1     .............................................................................Default.35

    12.2     .....................................................Acceleration of the Liabilities.37

    12.3     .........................................................Advances During Cure Period.37

    12.4     ........................................................................Default Rate.37

    12.5     ............................................................................Remedies.37

    12.6     ..............................................................................Notice.38

13. MISCELLANEOUS.................................................................................38

    13.1     .........................Appointment of Lender as Borrower's Lawful Attorney-In-Fact.38

    13.2     ...........................Modification of Agreement; Assignment or Sale of Interest.39

    13.3     .......................Attorneys' Fees and Expenses; Lender's Out-of-Pocket Expenses.39

    13.4     ....................................................................Waiver by Lender.40

    13.5     ........................................................................Severability.40


                                     -v-

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    13.6     ...........................................................Parties; Entire Agreement.40

    13.7     ...................................................................Conflict of Terms.41

    13.8     ..................................................................Waiver by Borrower.41

    13.9     ................................................................Governing Law, Venue.41

    13.10    ..............................................................................Notice.42

    13.11    .................................................................Section Titles, Etc.42

    13.12    ...................................................................Course of Dealing.42

    13.13    ..............................................................................Setoff.43

    13.14    ..............................................................Nonliability of Lender.43

    13.15    .................................................................Time of the Essence.43

    13.16    .....................................................................Indemnification.43

    13.17    ....................................................Waiver of Right to Trial by Jury.44
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                                LIST OF EXHIBITS

Exhibit A           Financials
Exhibit B           Form of Notice of Borrowing/Conversion
Exhibit C           Locations
Exhibit D           Tradenames
Exhibit E           Litigation
Exhibit F           Title to Assets, Liens
Exhibit G           Affiliates and Subsidiaries
Exhibit H           Covenant Compliance Certificate
Exhibit I           Form of Daily Collateral Report
Exhibit J           Existing Indebtedness for Borrowed Money

Schedule 1.29       Equipment
Schedule 10.1(a)    Financial Covenants
Schedule 10.2       Deposit Accounts


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

                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of the 17th day of November, 1997, by and between Sanwa Business Credit Corporation, a Delaware corporation ("Lender"), and Northern Geophysical of America, Inc., a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

                  WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Lender, and Lender is willing to make certain loans and provide other financial accommodations to Borrower upon the terms and subject to the conditions set forth herein;

                  NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or other financial accommodations heretofore, now or hereafter made to, or for the benefit of, Borrower by Lender, the parties hereto agree as follows:

1.       DEFINITIONS AND ACCOUNTING TERMS

         A. Specific Defined Terms. When used herein, the following terms shall have the following respective meanings:

         1.1 "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account.

         1.2 "ACCOUNTS" shall mean and include all of Borrower's presently existing and hereafter arising or acquired accounts, receivables and rights of Borrower to payment for goods sold or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which Borrower is named as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all such obligations whatsoever owing to Borrower, together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same may represent, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         1.3 "AFFILIATE" shall mean any and all Subsidiaries and any and all Persons which, in the reasonable judgment of Lender, directly or indirectly, own or control, are controlled by or are under common control with Borrower, and any and all Persons from whom, in the reasonable judgment of Lender, Borrower has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         1.4 "ANCILLARY AGREEMENTS" shall mean all Security Documents and all agreements, instruments and documents, including without limitation, notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, negative pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, intellectual property security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower or any other Person or delivered to Lender or any Participant with respect to this Agreement.

         1.5 "AVERAGE DAILY AVAILABILITY" shall mean for any period the sum of Collateral Availability for each Business Day during such period divided by the number of Business Days in such period.

         1.6 "BORROWING" shall mean a borrowing by Borrower consisting of a Loan made by Lender on the same date and of the same Type pursuant to a single Notice of Borrowing/Conversion.
         1.7 "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized to close or not required to close in Los Angeles, California and
(b) if such Business Day is related to a Loan which bears or is to bear interest based on LIBOR, any day in which dealings in Dollar deposits may be carried out in the London interbank market.
         1.8 "CAPEX LOAN" shall have the meaning given to that term in Section 2.1(c).
         1.9 "CAPEX NOTE" shall have the meaning given to that term in Section 2.1(c).
         1.10 "CAPITAL EXPENDITURES" shall mean all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto, which has a useful life of more than one year and including, without limitation, those arising in connection with capital leases.
         1.11 "CASH FLOW COVERAGE RATIO" shall mean for any period, the quotient of (x) EBITDA minus the sum of (A) all taxes paid during such period, (B) all Capital Expenditures permitted hereunder and actually made, except any portion thereof financed through Indebtedness permitted hereunder, and (C) all dividends actually paid during such period, divided by (y) the sum of (A) all principal, interest and other payments made or required to be made by the Companies on Indebtedness during such period, including any fees and charges owed by the Companies in connection with any such Indebtedness and (B) all capitalized lease payments made or required to be made by the Companies during such period.
         1.12  "CHANGE  OF LAW"  shall  have the  meaning  specified  in Section
2.4(b).
         1.13 "CHARGES" shall mean all national, federal, state, county, city, municipal, or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances (including, without limitation, those of the Pension Benefit Guaranty Corporation) upon or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's employees, payroll, income or gross receipts, (iv) Borrower's ownership or use of any of its assets, or (v) any other aspect of Borrower's business.
         1.14 "CLOSING DATE" shall mean the date on which each of the conditions precedent in Section 11 are satisfied and the initial Loans are made.
         1.15 "COLLATERAL" shall mean all of the property and interests in property described in Section 5.1 and all other property and interests in property which shall, from time to time, secure all or any part of the Liabilities.
         1.16 "COLLATERAL AVAILABILITY" shall have the meaning ascribed to it in
Section 2.1(a).


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

         1.17 "COMPANIES" shall mean, collectively, Borrower; 3-D; 3-D Geophysical of Latin America, Inc., a Cayman Island company; J.R.S. Exploration Company, Ltd., a Canada corporation; Geoevaluaciones, S.A. de C.V., a Mexico company; and Procesos Interactivos Avanzados, S.A. de C.V., a Mexico company.
         1.18 "COMPUTERS" shall mean all of Borrower's right, title and interest, now owned and hereafter acquired, in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all accessions, parts and appurtenances thereto, substitutions therefore and replacements thereof, all intellectual property used by Borrower, at any time, in the operation of such computer equipment hardware, including, without limitation, all software, all of Borrower's rights under any licenses related to Borrower's software or hardware, and all leases pursuant to which Borrower leases any computer equipment, hardware or software.
         1.19 "CURRENT ASSETS" shall mean the aggregate net book value of the current assets of Borrower as determined in accordance with GAAP, excluding any Accounts owing to Borrower from any Affiliate.
         1.20 "CURRENT LIABILITIES" shall mean the aggregate amount of all liabilities of Borrower which would be classified as current liabilities under GAAP.
         1.21 "DAILY COLLATERAL REPORT" shall mean a borrowing base report in the form of Exhibit I hereto delivered to Lender by Borrower, as required by
Section 6.2, consisting of sales, collections and an aged trial balance of all of the Accounts existing as of the date of such Daily Collateral Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, address and outstanding balance and the aging of such outstanding balance; inventory valuations as set forth in the most recent Inventory Report, and such other information as may, from time to time, be required by Lender.
         1.22 "DEFAULT" shall mean the occurrence or existence of any one or more of the events described in Section 12.1.
         1.23 "DEFAULT RATE" shall have the meaning ascribed to it in Section 12.4.
         1.24 "DOLLARS" shall mean U.S. dollars.
         1.25 "DEPOSITORY BANK" shall mean the banking institution which is referred to in Section 4.3.

         1.26 "DIRECT CHARGES" shall mean accounts arising from work performed by subcontractors or other third parties and billed by Borrower.
         1.27 "EBITDA" shall mean, for any period, the net income for such period of 3-D determined on a consolidated basis in accordance with GAAP (excluding any extraordinary income items, including, without limitation, gain on sale of assets, income relating to foreign exchange, swap or other derivative transactions and changes in GAAP), plus the following items, to the extent deducted from the revenues of 3-D in the calculation of net income or loss: (i) depreciation, (ii) amortization of intangibles and any other non-cash items,
(iii) cash interest expense (excluding any interest paid-in-kind) and (iv) tax expense.
         1.28 "ELIGIBLE ACCOUNTS" shall mean those Accounts (including Accounts of J.R.S. Exploration Company, Ltd., Geoevaluaciones, S.A. de C.V., and Procesos Interactivos, S.A. de C.V., to the extent provided in Section 3.1 hereof) included in a Daily Collateral Report which, as of the date of such Daily Collateral Report and at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.1, (ii) do not violate the covenants, representations and warranties and other provisions of this Agreement and (iii) Lender, in its reasonable credit judgment, deems to be Eligible Accounts.


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

         1.29 "ENVIRONMENTAL LAWS" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
         1.30 "EQUIPMENT" shall mean all of Borrower's now owned and hereafter acquired equipment and fixtures, including without limitation, furniture, machinery, tools, vehicles and trade fixtures, together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof, including without limitation the Equipment listed in
Schedule 1.30 hereto.
         1.31 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
         1.32 "EVENT OF DEFAULT" shall mean any event or condition which, with the passage of time or the giving of notice or both, would constitute a Default.
         1.33  "FINANCIALS"  shall mean  those  consolidated  and  consolidating financial statements of 3-D attached hereto as Exhibit "A" or delivered to Lender pursuant to Section 10.1(e).
         1.34 "GAAP" shall mean generally accepted accounting principles, consistently applied.
         1.35 "GENERAL INTANGIBLES" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower. Without in any way limiting the generality of the foregoing, General Intangibles specifically include, without limitation, all corporate or other business records, security deposits, prepaid deposits and expenses, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refunds and tax refund claims, all rights and claims against carriers and shippers, all rights to indemnification, and all letters of credit, guarantee claims, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any Accounts.
         1.36 "GOVERNMENTAL RULE" shall mean any applicable law or governmental rule, regulation or order (or any interpretation thereof, and including the introduction of any new law or governmental rule, regulation or order).
         1.37 "GUARANTOR" shall mean the Persons described in Section 10.1(k) and any other Person who after the date hereof guaranties all or any part of the Liabilities.
         1.38 "HAZARDOUS MATERIALS" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, but not be limited to, petroleum, any radioactive material, and asbestos in any form or condition.
         1.39 "INDEBTEDNESS" shall mean all of Borrower's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment thereof, (iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.
         1.40  "INITIAL  TERM" shall have the meaning  ascribed to it in Section
2.7.
         1.41 "INTEREST DETERMINATION DATE" shall have the meaning ascribed to it in Section 1.45.
         1.42 "INTEREST PERIOD" shall mean with respect to any LIBOR Loan or LIBOR Portion, the time period selected by Borrower pursuant to Section 2.1(i) which, in each case, commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to
Section 2.1(i) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.
         1.43 "INVENTORY" shall mean all goods, inventory, merchandise and other personal property, including, without limitation, goods in transit, wherever located and whether now owned or hereafter acquired by Borrower which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in Borrower's business or are or might be used in connection with the manufacturing, shipping, advertising or selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.
         1.44 "LIABILITIES" shall mean all of Borrower's liabilities, obligations and indebtedness to Lender of any and every kind and nature, whether primary, secondary, direct, absolute, contingent, fixed, or otherwise (including, without limitation, the Revolving Loan, the Term Loan, any Capex Loans or other accommodations, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether arising under this Agreement, under any other Ancillary Agreement or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.
         1.45 "LIBOR" shall mean the London Interbank Offered Rate. The LIBOR Rate shall be determined as of each Interest Determination Date, which shall be that date which corresponds to the initial transaction effective date and to each subsequent interest reset for the Interest Period. LIBOR, with respect to any Interest Determination Date, shall be determined as follows:
                           (i) As of the initial transaction effective date, the
         offered rate for deposits in Dollars for the Interest Period which appears on Telerate Page 3750 at approximately 11:00 A.M., London time, on such Interest Determination Date. "Telerate Page 3750" shall mean the display designated as Page 3750 on the Telerate Systems Incorporated financial information reporting service (or such other page as may replace page 3750 on the service for the purpose of displaying London interbank offered rates as published by the British Bankers' Association).

                           (ii) If no offered rate appears on the Telerate Page 3750, the principal London offices of each of four major banks in the London interbank market will be selected by Lender to provide Lender with its offered quotations for deposits in Dollars for the Interest Period to prime banks in the London interbank market at approximately 11:00 A.M. London time on such Interest Determination Date and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the offered rates quoted by three major money center banks in the City of New York selected by Lender at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in Dollars to leading European banks, for such Interest Period and in a principal amount of not less than $1 million that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by Lender are quoting rates as set forth above, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period (or, if there was no such Interest Period, the rate of interest payable on the LIBOR Loans for which LIBOR is being determined shall be the initial interest rate). 1.46 "LIBOR LOAN" shall mean any Loan or Portion which bears interest at a rate per annum based upon LIBOR.
         1.47  "LIBOR  PORTION"  shall mean (i) with  respect  to the  Revolving
Loans, the Portion of the Revolving Loans which bears interest at a rate determined by reference to LIBOR as provided in Section 2.1(e)(ii), (ii) with respect to the Term Loan, the Portion of the Term Loan which bears interest at a rate determined by reference to LIBOR as provided in Section 2.1(f)(ii), and
(iii) with respect to the Capex Loan, the Portion of the Capex Loan which bears interest at a rate determined by reference to LIBOR as provided in Section 2.1(g)(ii).
         1.48 "LIEN" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge, whether arising by operation of law or otherwise.
         1.49 "LOAN" OR "LOANS" shall mean any or all of the advances to be made by Lender pursuant to this Agreement.
         1.50 "LOAN  ACCOUNT"  shall have the meaning  ascribed to it in Section
4.1.
         1.51 "NET PROFIT AFTER TAXES" shall mean net income for such period of Borrower determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied (excluding any extraordinary items, including without limitation income or expenses related to foreign exchange, swaps or other derivative transactions and changes in GAAP).
         1.52  "NOTES"  shall  mean,  collectively,  the Term Note and the Capex
Notes.
         1.53 "NOTICE OF BORROWING/CONVERSION" shall have the meaning given to that term in Section 2.1(d).
         1.54 "OVERADVANCE" shall have the meaning given to that term in Section 2.6(b).
         1.55 "PARTICIPANT" shall mean any Person, now or at any time or times hereafter, participating with Lender in the Loans or other financial accommodations made by Lender to Borrower pursuant to this Agreement and the Ancillary Agreements.
         1.56     "PERMITTED LIENS" shall mean the following:
                           (i) Any Liens existing on the Closing Date and disclosed in Exhibit "F" or arising under this Agreement or the other Ancillary Documents;

                           (ii) Liens for taxes, fees, assessments or other governmental charges or levies on real property, either not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established;
                           (iii) Liens upon or in any Equipment acquired or held by Borrower to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment in the original principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) per fiscal year of Borrower.
         1.57 "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
         1.58 "PORTION" shall mean an amount of any Revolving Loan, Term Loan or Capex Loan which is less than the entire outstanding principal balance of such Revolving Loan, Term Loan or Capex Loan.
         1.59 "PREPAYMENT FEE" shall have the meaning ascribed to it in Section 2.7.
         1.60 "PRIME RATE" shall mean the highest prime rate of interest quoted, from time to time, by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks"; provided, however, that if The Wall Street Journal ceases quoting a prime rate of the type described, Prime Rate shall mean the highest per annum rate of interest quoted as the "Bank Prime Loan" rate for "This Week" in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided, further, that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, the "Prime Rate" shall be determined from a comparable index chosen by Lender in good faith. The Prime Rate shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.
         1.61 "PRIME RATE LOAN" shall mean any Loan or any Portion of any Loan which bears interest at a rate per annum based upon the Prime Rate.
         1.62  "RENEWAL  TERM" shall have the meaning  ascribed to it in Section
2.7.
         1.63  "REPORTABLE  EVENT"  shall  have the  meaning  ascribed  to it in
Section 9.1(n).
         1.64 "REVOLVING LOAN" shall have the meaning ascribed to it in Section 2.1(a).
         1.65 "REVOLVING LOAN BORROWING" shall mean a borrowing by Borrower consisting of a Revolving Loan made by Lender on the same date and of the same Type pursuant to a single Notice of Revolving Loan Borrowing. 1.66 "SECURITY DOCUMENTS" shall mean this Agreement and all other agreements, security agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment, schedules, assignments, deeds of trust, Ancillary Agreements, mortgages and other written matter necessary or requested by Lender to create, perfect and maintain perfected, Lender's security interest in the Collateral. 1.67 "SPECIAL COLLATERAL" shall have the meaning ascribed to it in Section 5.3. 1.68 "STOCK" shall mean all shares, options, interests, membership interests, participations or other equivalents (however designated) of or in a corporation or limited liability company, whether voting or non-voting, including, without limitation, common stock, warrants, membership interests, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         1.69 "SUBSIDIARY" shall mean, with respect to Borrower, each of the Persons identified as a "Subsidiary" on Exhibit "G" hereto, and any Person of which Borrower acquires, after the date hereof, 50% or more of the issued and outstanding voting stock.
         1.70 "TANGIBLE NET WORTH" shall mean, as of any particular date, the difference between (a) 3-D's consolidated total assets as they would normally be shown on the balance sheet of 3-D, but excluding therefrom the aggregate amount of all 3-D's intangible assets, including but not limited to all values attributable to goodwill, patents, copyrights, trademarks, licenses, prepaid deposits and expenses, leasehold improvements net of depreciation, other General Intangibles and Accounts due from Affiliates and other intangibles reasonably determined by Lender and (b) 3-D's consolidated total liabilities and deferred charges as they would usually be shown on such balance sheet, including as liabilities (without duplication) all guarantees of the indebtedness of Affiliates or any other Person.
         1.71 "TERM  LOAN"  shall  have the  meaning  ascribed  to it in Section
2.1(b).
         1.72 "TERM  NOTE"  shall  have the  meaning  ascribed  to it in Section
2.1(b).
         1.73 "3-D" means 3-D Geophysical, Inc., a Delaware corporation.
         1.74 "TOTAL FACILITY" shall have the meaning ascribed to it in Section 2.1.
         1.75 "TYPE" shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based on the Prime Rate or LIBOR.
         B. Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.
         C. Other Terms. All other terms contained in this Agreement which are not otherwise defined in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of California to the extent the same are used or defined therein.
2.       LOANS: GENERAL TERMS
         2.1 TOTAL FACILITY. Lender agrees to make available for Borrower's use from time to time during the term of this Agreement, upon Borrower's request therefor, certain Loans and other financial accommodations in an aggregate principal amount outstanding not to exceed Thirty Million Dollars ($30,000,000) (the "Total Facility"). The Total Facility shall be subject to all of the terms and conditions of this Agreement and shall consist of:
                  (A) Revolving Loan. A revolving line of credit consisting of advances against Eligible Accounts (the "Revolving Loan") in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (i) Ten Million Dollars ($10,000,000) and (ii) the outstanding amount of Collateral Availability. As used in this Agreement, "Collateral Availability" shall mean and, at any particular time and from time to time, be equal to, up to eighty percent (80%) of the net amount (after deduction of such reserves as Lender in its reasonable credit judgment deems proper and necessary) of Eligible Accounts. The Revolving Loan shall be repayable as provided in Section 4.2.
                  Lender shall have the right to establish reserves from time to time against borrowing availability under the Revolving Loan in such amounts, and with respect to such matters, as Lender shall deem reasonably necessary or appropriate, including, without limitation, a $2,000,000 reserve (which amount may be increased in Lender's reasonable business judgment) with respect to the lawsuit described in
         Section 11(y) below. Lender may, in the exercise of its reasonable discretion, at any time and from time to time, increase or decrease the advance percentage contained in this Section to be applied to Eligible Accounts. In the event such percentage is decreased, such decrease shall become effective upon not less than ten (10) Business Days notice to Borrower, unless an Event of Default has occurred and is continuing or a material, negative audit finding has been made, in which case such decrease shall be effective immediately, for the purpose of calculating the amount which Lender may be willing to advance, or allow to remain outstanding, against Eligible Accounts.
                  (B) Term Loan. A term loan in the aggregate principal amount of Ten Million Dollars ($10,000,000) (the "Term Loan"), evidenced by a term loan promissory note (the "Term Note"), and repayable as provided therein. The Term Note shall be in a form and contain such terms as may be acceptable to Lender. The Term Loan shall be repayable in fifty-nine
         (59) equal consecutive monthly installments of principal plus accrued interest commencing on the first (1st) Business Day of the month following the Closing Date, based on an eighty-four (84) month amortization, with all remaining principal and all accrued but unpaid interest thereon payable at the end of the Initial Term; provided, however, that if the Revolving Loan is terminated by Lender or Borrower for any reason the Term Loan shall be immediately due and payable in full.
                  (C) Capex Loan. A Capital Expenditure line of credit ("Capex Loan") in an aggregate principal amount not to exceed the lesser of (i) $10,000,000 and (ii) 85% of the purchase price for new equipment and/or 85% of the orderly liquidation value (as determined by Lender) of used equipment, in each case exclusive of taxes, licenses, delivery and installation expenses. Draws under the Capex Loan, once repaid, may not be reborrowed. Advances under the Capex Loan will be made upon Borrower's request for funds to finance the acquisition of new or used equipment, on the terms and subject to the conditions contained in this Agreement. Draws on the Capex Loan during each 12-month period following the Closing Date shall be combined into a single promissory note (each, a "Capex Note") at the end of such period, repayable based upon a 60-month amortization, and payable in full at the end of the Initial Term. Until so evidenced by a Capex Note, Capex Loans shall be payable interest-only. If the Revolving Loan is terminated by Lender or Borrower for any reason, the Capex Loan shall be immediately due and payable in full.
                  (D) Notice of Borrowing. Borrower shall request each Loan by delivering to Lender an irrevocable written notice in the form of Exhibit "B", appropriately completed (a "Notice of Borrowing/Conversion"), which specifies, among other things:
                           i Whether the loan is to be a Revolving Credit Loan, a Term Loan or a Capex Loan (in each case accompanied by such supporting documentation as may be required hereunder);
                           (ii) The principal amount of the requested Borrowing;
                           (iii) Whether the requested Loan will be a Prime Rate Loan or a
         LIBOR Loan (each LIBOR Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof);
                           (iv) If the requested Loan is to be a LIBOR Loan, the Interest Period selected by Borrower for such Loan in accordance with
         Section 2.1(i); and

                           (v) The date of the requested Loan, which shall be a Business Day. Borrower shall give each Notice of Borrowing/Conversion to Lender at least two (2) Business Days before the date of the requested Loan in the case of a Loan which will be a

LIBOR Loan and before 10:00 a.m. Pacific time on the date of the requested Loan in the case of a Loan which will be a Prime Rate Loan. Each Notice of Borrowing/Conversion shall be delivered to Lender at the office or telecopy number specified in Section 13.10; provided, however, that Borrower shall promptly deliver to Lender the original of any Notice of Borrowing/Conversion initially delivered by telecopy. Notwithstanding the above, no LIBOR Loans may be requested at any time after the occurrence and during the continuance of a Default.
                  (E) Revolving Loan Interest Rates. Borrower shall pay interest on the outstanding principal balance of each Revolving Loan for so long as such Revolving Loan is outstanding, at one of the following rates, based on a year of 360 days and actual days elapsed:
                           (i)  During  such  periods  as any  Portion  of  such
         Revolving Loan is a Prime Rate Loan, at a rate per annum equal to the Prime Rate plus one-half of one percent (0.5%), such rate to change from time to time as the Prime Rate shall change; and
                           (ii)  During  such  periods  as any  Portion  of such
         Revolving Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Portion to LIBOR for such Interest Period plus two and three-quarter percent (2.75%).
                  (F) Term Loan Interest  Rates.  Borrower shall pay interest on the first day of each month on the unpaid principal amount of the Term Loan from the date the Term Loan is made until paid in full at one of the following rates, based on a year of 360 days and actual days elapsed:
                           i  During  such  period as any  Portion of the Term
         Loan is a Prime Rate Loan, at a rate per annum on such Portion equal to the Prime Rate plus one percent (1.0%), such rate to change from time to time as the Prime Rate shall change; and
                           (ii)  During  such  period as any Portion of the Term
         Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such Portion to LIBOR for such Interest Period plus three and one-half percent (3.5%).
                  (G) Capex Loan Interest Rates.  Borrower shall pay interest on the first day of each month on the aggregate unpaid principal amount of the Capex Loan from the date the first Capex Loan is made until paid in full at one of the following rates, based on a year of 360 days and actual days elapsed:
                           i During  such  period as any  Portion of the Capex
         Loan is a Prime Rate Loan, at a rate per annum on such Portion equal to the Prime Rate plus one percent (1.0%), such rate to change from time to time as the Prime Rate shall change; and
                           (ii)  During  such period as any Portion of the Capex
         Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Portion to LIBOR for such Interest Period plus three and one-half percent (3.5%). All Capex Loans evidenced by Capex Notes shall bear interest and be payable in accordance with the terms of such Capex Notes.
                  (H)  Conversion  of  Interest  Rate  on  Loans.  So long as no
         Default has occurred and is continuing, Borrower may convert outstanding Prime Rate Loans into LIBOR Loans and outstanding LIBOR Loans into Prime Rate Loans; provided, however, that any conversion of LIBOR Loans into a Prime Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans. At Lender's option in its sole discretion, upon the occurrence and at any time during the continuation of a Default, all LIBOR Loans shall be converted to Prime Rate Loans, and Borrower shall be liable for all costs and fees associated with such conversion as provided in this Agreement. Borrower shall request such a conversion by delivering to Lender an appropriately completed Notice of Borrowing/Conversion, which specifies, among other things:
                           (i) The Prime Rate Portion or the LIBOR Portion which
         is to be converted, specifying the amount thereof and whether such Portion is a Revolving Loan Portion, a Term Loan Portion, or a Capex Loan Portion;
                           (ii) The  Type of  Loans  into  which  such  Loans or
         Portion are to be converted;
                           (iii) If Prime  Rate Loans are to be  converted  into
         LIBOR Loans, the Interest Period selected by Borrower for such Loans in accordance with Section 2.1(i); and
                           (iv)     The date of the requested  conversion, which
          shall be a Business Day.
Borrower shall give each Notice of  Borrowing/Conversion  to Lender at least two
(2) Business Days before the date of the requested conversion in the case of a conversion into LIBOR Loans, and at least one (1) Business Day before the date of the requested conversion in the case of a conversion into Prime Rate Loans. Each Request for Borrowing/Conversion shall be delivered to Lender at the office or to the telecopy number specified in Section 13.10; provided, however, that Borrower shall promptly deliver to Lender the original of any Notice of Borrowing/Conversion initially delivered by telecopy.
                 (i)LIBOR Interest Periods. The initial and each subsequent Interest Period selected by Borrower for a LIBOR Loan shall be thirty
         (30), sixty (60) or ninety (90) days; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a
         Business Day shall be extended to the next succeeding Business Day, unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any interest Period for a LIBOR Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no such Interest Period shall end after the Initial Term or any Renewal Term or after any scheduled principal payment date on any Loan, if any LIBOR Portion would have to be broken in order for Borrower to timely make such principal payment; and (D) no more than six (6) Portions (Revolving Loan Portions, Term Loan Portions or Capex Loan Portions in the aggregate) bearing interest based on LIBOR may be outstanding at any time. If Borrower fails to notify Lender of the next Interest Period for any LIBOR Portion in accordance with this Section 2.1(i), such Portion shall automatically convert to a Prime Rate Portion on the last day of the current Interest Period therefor. 2.2 ADVANCES TO CONSTITUTE ONE LOAN; LOAN PURPOSE. All Loans and advances by Lender to Borrower under this Agreement and the Ancillary Agreements shall constitute one loan and all Liabilities of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral. The proceeds of the initial Loans or financial accommodations made by Lender shall be used to repay 3-

D's existing obligations to Wells Fargo Bank and certain other creditors, and the proceeds of all Loans or financial accommodations made by Lender shall be used to finance Borrower's and certain of its Affiliates' working capital requirements, all on the terms and subject to the conditions set forth in this Agreement and in accordance with applicable law.
         2.3 INTEREST RATE. All computations of interest and fees under this Agreement shall be based on a year of 360 days and actual days elapsed. In no contingency or event whatsoever shall the rate or amount of interest paid by Borrower under this Agreement or any of the Ancillary Agreements exceed the maximum rate or amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder or under any Ancillary Agreement in excess of the maximum amount permitted by such law, (i) Lender shall apply such excess to any unpaid principal owed by Borrower to Lender on the Revolving Loan first, and then to the Capex Loan and Term Loan or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrower and
(ii) the provisions hereof shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by Borrower which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.
         2.4      CHANGE OF CIRCUMSTANCES.
                  (A) Inability to Determine Rates. If, on or before the first day of any Interest Period of any Loan or Portion, (i) LIBOR for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in, or other circumstances affecting, the London interbank market or (ii) the LIBOR rates of interest for such Loans or Portions do not adequately and fairly reflect the cost to Lender of making or maintaining such Loans or Portions, Lender shall promptly give notice of such condition to Borrower. After the giving of any such notice and until Lender shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and Lender's obligation to make or convert to LIBOR Loans or LIBOR Portions of the Type affected by such condition shall be suspended. Any LIBOR Loans or LIBOR Portions of the Type affected by such condition outstanding at the commencement of any such suspension shall be converted at the end of the then-current Interest Period for such Loans or Portions into another Type of Loan or Portion not affected by such suspension unless such suspension has then ended.
                  (B) Illegality. If, after the date of this Agreement, (i) the adoption of any Governmental Rule, (ii) any change in any Governmental Rule or the application of requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), (iii) any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (iv) compliance by Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (each such occurrence, a "Change of Law") shall make it unlawful or impossible for Lender to make or maintain any LIBOR Loan or LIBOR Portion, Lender shall immediately notify Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of or conversion to, and Lender's obligation to make or convert to, any Loans or Portions of the Type affected by such Change of Law shall be  terminated,  and (ii)  Borrower  shall,  at the  request of Lender, either (A) pursuant to Section 2.1(h), convert any such then outstanding Loans or Portions into another Type of Loans or Portions not affected by such Change of Law at the end of the current Interest Period for such Loans or Portions, or (B) immediately repay or convert any such Loans or Portions if Lender shall notify Borrower that Lender may not lawfully continue to fund and maintain such Loans or Portions. Any conversion or prepayment of Loans or Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans or Portions shall be deemed a prepayment thereof for purposes of this Agreement.
                  (C) Increased Costs. If any Change of Law announced after the date of this Agreement:
                          (i)Shall subject Lender to any tax, duty or other charge with respect to any LIBOR Loan or LIBOR Portion, or shall change the basis of taxation of payments by Borrower to Lender on such a Loan or Portion or in respect to such a Loan or Portion under this Agreement (except for changes in the rate of taxation on the overall net income of Lender); or
                           (ii) Shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lender for any LIBOR Loan or LIBOR Portion; or
                           (iii) Shall impose on Lender any other condition related to any LIBOR Loan or LIBOR Portion;
and the effect of any of the foregoing is to increase the direct cost to Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or to reduce any amount receivable by Lender hereunder; then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to reimburse Lender for such increased direct costs or to compensate Lender for such reduced amounts showing the calculation thereof in reasonable detail. A certificate as to the amount of such increased costs or reduced amounts, submitted by Lender to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes; provided, however, that the increased costs or reduced amounts shall not relate to any period more than 180 days prior to the date of such certificate.
                  (D) Capital Requirements. If, after the date of this Agreement, Lender determines that (i) any Change of Law announced after the date of this Agreement affects the amount of capital required or expected to be maintained by Lender or any Person controlling Lender (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by Lender or such Person which is attributable to or based upon the Loans or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account Lender's or such Person's policies with respect to capital adequacy), Borrower shall pay to Lender or such Person, upon demand, such amounts as Lender or such Person shall determine are necessary to compensate Lender or such Person for the increased costs to Lender or such Person of such increased capital. A certificate of Lender setting forth in reasonable detail the computation of any such increased costs, delivered by Lender to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes; provided, however, that the increased costs or reduced amounts shall not relate to any period more than 180 days prior to the date of such certificate. 2.5 FUNDING LOSS INDEMNIFICATION. If Borrower shall (a) repay or prepay any

LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise) or (b) fail to borrow (including any conversion to) any LIBOR Loan or LIBOR Portion for which a Notice of Borrowing/Conversion has been delivered to Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise) Borrower shall, upon demand by Lender, reimburse Lender and hold Lender harmless for all costs and losses incurred by Lender as a result of such repayment, prepayment or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by Lender as a result of funding and other contracts entered into by Lender to fund a LIBOR Loan or LIBOR Portion. If Lender shall demand payment under this Section 2.5, Lender shall deliver to Borrower a certificate setting forth the amount of costs and losses for which demand is made, showing the calculation thereof in reasonable detail. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such loss for all purposes.
         2.6      PREPAYMENTS.
                  (A) Voluntary Prepayments. Subject to Section 2.7 below and except for the paydown of the Revolving Loans from the collection of the Accounts, Borrower may prepay the Loans in whole or in part only if
         (i) Borrower gives Lender written notice (which shall be given by first-class mail or telecopy to the office or the telecopy number specified in Section 13.10) of Borrower's intention to make such prepayments, at least one (1) Business Day prior to tendering the prepayments, (ii) the total amount of the prepayments is a whole multiple of $1,000,000 (or the entire remaining balance of the Term Loan or the Capex Loan), and (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment. Each such prepayment will be applied by Lender to reduce the applicable Loan and, in the case of the Term Loan and the Capex Notes, to reduce the repayment installments in the inverse order of maturity of payments.
                  (B) Mandatory Prepayments When Overadvances Exist. If at any time the outstanding amount of the Revolving Loan exceeds Collateral Availability or the aggregate outstanding Revolving Loan exceeds Ten Million Dollars ($10,000,000) (an "Overadvance"), whether as a result of advances by Lender, a decline in the value of Eligible Accounts, or otherwise, Borrower shall on demand by Lender make a prepayment in the amount of the Overadvance.
         2.7 TERM OF AGREEMENT; PREPAYMENT; LIQUIDATED DAMAGES. This Agreement shall be in effect until five (5) years from the date hereof (the "Initial Term") and shall be automatically renewed thereafter for successive periods of one year (each a "Renewal Term") unless terminated as provided below. Borrower and Lender shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party at least sixty (60) days' prior written notice of such termination. In the event Borrower gives notice of termination and the Total Facility is not paid in full at the end of the Initial Term or Renewal Term, as applicable, upon the request of Borrower, but in Lender's sole discretion, Lender may continue to make advances under the Revolving Loan and renew this Agreement for an additional year, upon such terms and conditions as Lender may require. In the event Lender does not agree to continue to make advances and renew the term for an additional year, all Liabilities shall be immediately due and payable. This Agreement may also be terminated by Lender upon the occurrence of a Default. Upon the effective date of any termination, all of the Liabilities (including the Notes) shall become immediately due and payable without presentment, notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully and finally paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement. During the Initial Term or any Renewal Term, Borrower may, at its option, upon not less than ninety (90) days' prior written notice to Lender specifying the date of prepayment, terminate this Agreement and prepay all of the Liabilities hereunder. In such event, Borrower shall pay to Lender for loss of the bargain and not as a penalty, as liquidated damages and as compensation for the costs of Lender's being prepared to make funds available to Borrower under this Agreement, an amount (the "Prepayment Fee") equal to the following percentages of the maximum Total Facility during the given year: 3.0% in the first year following the Closing Date, 2.0% in the second year following the Closing Date, and 1.0% during any year thereafter. In addition, Borrower shall pay to Lender, upon any prepayment in whole or in part of the Term Loan and/or the Capex Loan, a fee equal to the foregoing percentages of the principal amount so prepaid; provided that, if such prepayment is made with the proceeds of equity or subordinated debt issued by Borrower or 3-D and permitted pursuant to the terms of this Agreement, Borrower shall pay a fee equal to 1.0% of the principal amount so prepaid (the "Reduced Prepayment Amount"), regardless of the date of prepayment. If, however, this Agreement is terminated prior to the end of the Initial Term, Borrower shall be required at the time of termination to pay (in addition to the Prepayment Fee described above) the difference between the Reduced Prepayment Amount and the fee which would otherwise have been applicable to such prepaid amount (had proceeds of equity or subordinated debt not been used for such prepayment). Borrower shall also be responsible to pay, in every event, LIBOR breakage penalties pursuant to Section 2.5, and if any fixed rate Loans are outstanding Borrower agrees to pay an additional prepayment charge equal to the actual loss, if any, that may be sustained by Lender through redeployment of the funds loaned to Borrower at the then prevailing interest rates.
         2.8 AUDIT FEE. Borrower shall pay to Lender its reasonable costs and expenses incurred during the course of periodic field examinations and audits, including a per diem charge for examiners in the field and office at Lender's then prevailing rate (currently $500 per person per day).
         2.9 CLOSING FEE. Borrower shall pay to Lender, in cash, upon the execution of this Agreement, a Closing Fee in the amount of Three Hundred Thousand Dollars ($300,000).
         2.10 UNUSED LINE FEE. Borrower shall pay to Lender, each month, an unused line fee equal to one-half of one percent (0.50%) per annum of the difference between the maximum commitment for the Revolving Loan ($10,000,000 as of the Closing Date) and the daily average outstanding borrowings under the Revolving Loan for the prior month. The unused line fee shall be in addition to any other fees or charges owing with respect to the Revolving Loan.

3.       ELIGIBLE ACCOUNTS
         3.1 ELIGIBLE ACCOUNTS. Upon Borrower's delivery to Lender of a Daily Collateral Report, Lender shall determine which individual Accounts listed thereon are Eligible Accounts. Unless otherwise agreed to by Lender in writing and except as specifically set forth in the proviso at the end of this Section 3.1, Eligible Accounts shall be (i) Accounts of Borrower, (ii) to the extent Lender has a first priority perfected security interest therein, Accounts of J.R.S. Exploration Company, Ltd., and (iii) to the extent owing by PEMEX, Accounts of Geoevaluaciones, S.A. de C.V., and Procesos Interactivos, S.A. de C.V., and shall in each case and at all times be subject to the following requirements for eligibility:
                  (A) If the Account arises from the sale of goods, such goods shall have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis and shall not be subject to any other repurchase or return agreement and no material part of such goods shall have been returned, repossessed, rejected, lost or damaged;
                  (B) Except as specifically set forth in the proviso at the end of this Section 3.1, if the Account arises from the performance of services, such services shall have been performed in full;
                  (C) The Account shall not be evidenced by chattel paper or an instrument of any kind;
                  (D) The Account Debtor obligated on such Account shall not be suspended from doing business, insolvent or the subject of any bankruptcy or insolvency proceeding of any kind, or the subject of an assignment for the benefit of creditors, or have had a receiver or trustee appointed for a significant portion of its assets, and Lender shall be satisfied with the creditworthiness of such Account Debtor;
                  (E) The Account Debtor obligated on such Account shall not be a supplier to or creditor of Borrower, except to the extent that the aggregate of such Account Debtor's Accounts exceeds Borrower's liabilities (including contingent liabilities) to such Account Debtor;
                  (F) Except as specifically set forth in the proviso at the end of this Section 3.1, if the Account is owing from an Account Debtor located outside the United States or Canada (unless the Account Debtor is PEMEX), such Account Debtor shall have furnished Borrower with an irrevocable letter of credit issued or confirmed by a financial institution acceptable to Lender, which letter of credit shall be in form and substance acceptable to Lender, pledged to Lender, and be payable in Dollars in an amount not less than the face value of the Account;
                  (G) The Account shall be a valid, legally enforceable obligation of the Account Debtor, reduced by the amount of any offset, counterclaim or defense denying liability thereunder asserted in writing by such Account Debtor;
                  (H) The Account shall be subject to and covered by Lender's perfected security interest and shall not be subject to any other lien, claim, encumbrance or security interest;
                 (i)The Account shall be evidenced by an invoice or other documentation in form acceptable to Lender;
                  (J) The Account shall not have remained unpaid for a period exceeding ninety (90) days after the original invoice date of the related invoice and not more than fifty percent (50%) of the balance of all Accounts owing from the Account Debtor obligated under such Account shall have remained unpaid for more than ninety (90) days after the invoice date of the related invoices or otherwise be deemed ineligible;
                  (K) If the Account Debtor is located in the State of New Jersey or the State of Minnesota, Borrower shall have filed a Notice of Business Activities Report with the appropriate agency in New Jersey or Minnesota, as applicable, for the then current year;
                  (L) The Account shall not be owing from an employee, officer, agent, director or stockholder of Borrower or any Affiliate or from the United States of America or any department, agency or instrumentality thereof;
                  (M) The aggregate amount of Accounts from an Account Debtor owing to any of the Companies shall not, at any time, exceed fifteen percent (15%) (twenty-five percent (25%) in the case of Occidental Petroleum and other major energy companies approved by Lender from time to time in its discretion, reasonably exercised, and thirty percent (30%) in the case of PEMEX and British Petroleum) of the aggregate amount of existing Eligible Accounts;
                  (N) The Account shall be one against which Lender is legally permitted to make loans and advances;
                  (O) Each of the  warranties and  representations  set forth in
         Section 9.2 shall be reaffirmed with respect to such Account at the time that the most recent Daily Collateral Report was delivered to Lender;
                  (P) The Account shall not consist of unapplied cash, deferred revenue, deposits from customers, Direct Charges or credits in excess of ninety (90) days; and
                  (Q) The Account shall otherwise be acceptable to Lender in its discretion, reasonably exercised;
provided, however, that Lender shall deem the following Accounts to be Eligible Accounts, subject to the terms specified herein: (i) British Petroleum extended terms balance owing to Borrower, eligible only through January 31, 1998, subject to a limit of $1,200,000 on advances against such Accounts (ii) Accounts of PEMEX owing to Geoevaluaciones, S.A. de C.V., subject to a limit of $3,000,000 on advances against such Accounts (provided that the aggregate of advances against the British Petroleum balance described in clause (i) and the amount of advances against PEMEX Eligible Accounts may not exceed $3,000,000 at any time), and (iii) progress billings, subject to a limit of $1,000,000 on advances against such Accounts. 4. PAYMENTS
         4.1 LOAN ACCOUNT; METHOD OF MAKING PAYMENTS. Lender shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement,
(ii) all payments made by Borrower on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Unless otherwise agreed to in writing, all payments which Borrower is required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be made by appropriate debits to the Loan Account. Lender may, in its discretion, elect to bill Borrower for the amount of any such payment in which case such amount shall be immediately due and payable with interest thereon at the rate then applicable to Prime Rate Revolving Loan Portions.
         4.2 PAYMENT TERMS. Unless otherwise expressly provided in writing, the Liabilities will be repayable as follows: (i) interest shall be payable on the first day of each month (for the immediately preceding month) out of the first collections received with respect to any proceeds of Collateral, (ii) fees, costs, expenses and similar charges shall be payable as and when provided for in this Agreement or the Ancillary Agreements, and (iii) the principal balance of the Liabilities shall be payable from collections received with respect to any proceeds of Collateral as such proceeds are received; provided, however, that if at any time the outstanding principal balance of the Revolving Loan exceeds the Collateral Availability or the outstanding principal balance of all of the Liabilities exceeds the Total Facility, Borrower shall immediately pay to Lender such amount as is necessary to eliminate such excess. Subject to the foregoing and to the provisions of
Section 2.7, the Term Loan will be payable as provided in the Term Note. All of the Liabilities shall be payable at the address of Lender set forth in Section
13.10. Nothing contained in this Section shall authorize Borrower to sell, lease or otherwise dispose of any Collateral other than as expressly set forth in Sections 6.4 and 8.3.
         4.3 COLLECTION OF ACCOUNTS AND PAYMENTS. Lender has established one or more special accounts in Lender's name with Wells Fargo Bank located at 1000 Louisiana, 3rd Floor, Houston, Texas 77002 (Attention: Alan Alexander, Energy Department) and Bank One, Colorado, N.A., located at 1125 17th Street, Denver, Colorado 80202-2088 (Attention: Ann Lyons) (collectively "Depository Bank") to which Borrower will immediately deposit all remittances and proceeds of the Collateral in the identical form in which such payment was made, whether by cash or check. Borrower hereby agrees that all payments made to such special account or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender and will be applied on account of the Liabilities. After allowing one (1) calendar day for collection after such funds are received by Lender, Lender will credit (conditional upon final collection) all payments received through the special account to the Loan Account. Borrower and any Affiliates, shareholders, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower who receive any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or other Collateral which come into their possession or under their control shall, acting as trustee for Lender, hold such property as the sole and exclusive property of Lender and immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to Lender. Borrower agrees to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the special account and depositing for collection by Lender any check or item of payment received or delivered to Depository Bank in connection with the special account or any returned or collected checks received by Depository Bank for deposit in the special account.
         4.4 APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent such payment or proceeds received are so set aside, invalidated, required to be repaid or the like, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.
         4.5 STATEMENTS. All advances and other financial accommodations hereunder to Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Lender's most recent statement, shall be presumptive evidence of the amounts due and owing to Lender by Borrower. Not more than ten (10) days after the final day of each calendar month, Lender shall render to Borrower a statement setting forth the balance of the Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with
Section 4.4, but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Lender, Borrower shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.
5.       COLLATERAL: GENERAL TERMS
         5.1 SECURITY INTEREST. To secure the prompt payment to Lender of the Liabilities, Borrower hereby grants to Lender a continuing security interest in and to all of Borrower's now owned or existing and hereafter acquired or arising tangible and intangible assets, including without limitation the following property and interest in property of Borrower whether now owned or existing or hereafter acquired or arising and wherever located: (i) all Accounts, Inventory, Equipment, contract rights (including, without limitation, the right to receive monies due under all contracts which may otherwise prohibit such assignment), General Intangibles, tax refunds, chattel paper, instruments, letters of credit, investment property, documents and documents of title; (ii) all of the Borrower's deposit accounts (general or special) including those maintained with Depository Bank or any other financial institution (iii) all monies, and any and all other property of Borrower now or hereafter coming into the actual possession, custody or control of Lender, or any Affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (iv) all of Borrower's Computers, books and records; and (v) all insurance and other proceeds of or relating to any of the foregoing; and (vi) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.
         5.2 DISCLOSURE OF SECURITY INTEREST. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender's security interest in the Collateral.
         5.3 SPECIAL COLLATERAL. Immediately upon Borrower's receipt of any Collateral which is evidenced or secured by an agreement, chattel paper, letter of credit, instrument or document, including, without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), Borrower shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender and shall take such actions as Lender may require to perfect Lender's security interest in such Special Collateral and any collateral securing such Special Collateral.
         5.4 FURTHER ASSURANCES. At Lender's request, Borrower shall, from time to time, (i) execute and deliver to Lender all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same and (ii) take such other actions as Lender may request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral. Upon the occurrence of any uncured Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to sign the name of Borrower on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect. This power of attorney is coupled with an interest. Borrower agrees that a photocopy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Upon Borrower's cure of any Default, Lender shall have the right to complete any action commenced by it as attorney or agent-in-fact while such Default was continuing.
         5.5 INSPECTION. Lender (by any of its officers, employees or agents) shall have the right, at any time or times without prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any Person and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral; provided that for so long as no Default is continuing, such inspections shall occur only during Borrower's normal business hours. Borrower shall pay all costs and expenses incurred by Lender in the course of periodic audits and examinations of the Collateral (and any collateral for any Guaranty) and Borrower's (and any of the Companies') operations plus a per diem charge at Lender's then prevailing rate (currently $500 per person per day) for its auditors and examiners in the field and office.
         5.6 PERFECTION AND PRIORITY; LOCATION OF COLLATERAL. Borrower's chief executive office, principal place of business and all other offices and locations of the Collateral and books and records related thereto (including, without limitation, the Computers, computer programs, printouts and other computer materials and records concerning the Collateral but excluding temporary field locations established by Borrower in the ordinary course of its business) are set forth on Exhibit "C" attached hereto. Borrower shall not remove its books and records or the Collateral from any such locations (except for movements of Equipment in the ordinary course of Borrower's business within the states listed on Exhibit "C" and in accordance with the terms of this Agreement) and shall not open any new offices or relocate any of its books and records or the Collateral except within the continental United States of America and with at least thirty (30) days' prior written notice thereof to Lender.
         5.7 LENDER'S PAYMENT OF CLAIMS ASSERTED AGAINST COLLATERAL. Lender may, but shall not be obligated to, at any time or times hereafter, in its sole discretion, and without waiving any Default or waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Ancillary Agreements, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral, unless Borrower is then contesting the related charge, lien, claim, security interest or encumbrance as permitted by Section 10.3. All sums paid by Lender under this Section, including all costs, fees (including reasonable attorneys' fees), expenses and other charges relating thereto, shall be payable by Borrower to Lender on demand and shall be additional Liabilities secured by the Collateral.

6.       COLLATERAL: ACCOUNTS
         6.1 VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Borrower's or Lender's name or tradestyle or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.
         6.2 ASSIGNMENTS, RECORDS AND DAILY COLLATERAL REPORT. Borrower shall keep accurate and complete records of its Accounts and, as frequently as Lender shall require, but not less frequently than twice weekly, Borrower shall deliver to Lender a Daily Collateral Report and formal written assignments of all Accounts, together with (upon Lender's request) copies of the invoices related thereto. Borrower shall also deliver to Lender, upon demand, copies (or, after an uncured Default, originals if requested by Lender) of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Daily Collateral Report and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.
         6.3 NOTICE REGARDING DISPUTED ACCOUNTS. Borrower shall give Lender prompt notice of any Accounts which, for an Account Debtor, aggregate in excess of One Hundred Thousand Dollars ($100,000) in dispute between such Account Debtor and Borrower. In addition, each Daily Collateral Report shall identify all disputed Accounts and disclose, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.
         6.4 SALE OR ENCUMBRANCE OF ACCOUNTS. Borrower shall not, without the prior written consent of Lender, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of its Accounts to any Person other than Lender.
7.       COLLATERAL:  INVENTORY
         Borrower shall keep such records with respect to its Inventory, if any, as Lender shall reasonably request and shall provide copies of the same to Lender promptly upon request.
8.       COLLATERAL: EQUIPMENT
         8.1 MAINTENANCE OF THE EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof so that the value, utility and operating efficiency thereof shall at all times be maintained and preserved and shall promptly inform Lender of any material additions to or deletions from the Equipment. Borrower shall not permit any such Equipment to become affixed to real estate in such manner that such Equipment will become a fixture or an accession to other personal property.
         8.2 EVIDENCE OF OWNERSHIP OF EQUIPMENT. Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of the Equipment (including, without limitation, bills of sale, certificates of title and applications for title).
         8.3 PROCEEDS OF THE EQUIPMENT. Borrower shall not sell, transfer, lease, grant a security interest in or otherwise dispose of or encumber the Equipment or any part thereof to any Person other than Lender; provided, however, that (i) Borrower may complete the sale of up to $400,000 worth of real estate and related assets in Ohio, currently in progress; and (ii) in any fiscal year of Borrower, Borrower may sell or otherwise dispose of Equipment with an aggregate net book value not to exceed Two Hundred Fifty Thousand Dollars ($250,000). In the event any Equipment or real estate is sold, transferred or otherwise disposed of as permitted in this Section, Borrower shall promptly notify Lender of such fact and deliver all of the cash proceeds of such sale, transfer or disposition to Lender, which proceeds  shall  be  applied  to the  repayment  of the  Liabilities;  provided, however, that with Lender's prior consent, in its discretion reasonably exercised, Borrower may use the proceeds of such sale, transfer or disposition of Equipment to finance the purchase of replacement Equipment in which Lender has a first priority, perfected security interest documented to the satisfaction of Lender. Borrower shall deliver to Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower shall be free and clear of all liens, claims, security interests and other encumbrances, except for the security interest granted to Lender and Permitted Liens.
         8.4 LOCATION OF EQUIPMENT. Borrower and the other Companies shall at all times maintain in the United States, in jurisdictions in which Lender has perfected its security interest in Borrower's and the Companies' assets, Equipment with an orderly liquidation value (determined to Lender's satisfaction) of not less than $20,000,000. Borrower shall deliver a certificate to Lender monthly confirming and detailing Borrower's compliance with such covenant. 9. WARRANTIES AND REPRESENTATIONS
         9.1 GENERAL WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that:
                  (A)  Existence  and  Qualification.  Borrower is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and is qualified or licensed as a foreign corporation to do business in all other countries, states and provinces in which the laws thereof require Borrower to be so qualified or licensed;
                  (B) Other Names.  Borrower  has not used,  during the five (5)
         year period preceding the date of this Agreement, and does not intend to use, any other corporate or fictitious name, except as disclosed in Exhibit "D" attached hereto;
                  (C) Authority and Power.  Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party;
                  (D) Compliance with Law and Other  Agreements.  The execution, delivery and performance by Borrower of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable and material law, rule, regulation, judgment, order or decree or a breach of any provision contained in Borrower's charter documents or by-laws or contained in any agreement, instrument, indenture or other document to which Borrower is now a party or by which it is bound;
                  (E) Use of  Proceeds.  Borrower's  use of the  proceeds of any advances made by Lender is and will continue to be a legal and proper corporate use (duly authorized by its board of directors, in accordance with applicable and material law, rule or regulation) and such use is and will continue to be consistent with all applicable laws, rules and regulations;
                  (F) Governmental  Approvals.  Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct and to continue to conduct its present and intended business as heretofore conducted by it and to own or lease and operate its properties as now owned or leased and operated by it; and to the best knowledge of Borrower, none of said governmental approvals, permits, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as

         Borrower;
                  (G) Solvency. Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and Borrower now owns property the fair salable value of which is greater than the amount required to pay Borrower's debts;
                  (H) No  Litigation,  Indebtedness  or  Guaranties.  Except  as
         disclosed on Exhibit "E" attached hereto, Borrower has no litigation pending, or to the best of its knowledge, threatened, and no Indebtedness (except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials) and has not guaranteed the obligations of any other Person;
                 (i)No Other Adverse  Agreements or Arrangements.  Borrower is
         not a party to any  contract  or  agreement  or subject to any  charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, and is not a party to any labor dispute, lockout, strike or walkout relating to any labor contracts and no such contract is scheduled to expire during the Initial Term;
                  (J) Good Title. Borrower has good, indefeasible and merchantable title to, and ownership of, the Collateral, free and clear of all liens, claims, security interests and other encumbrances, except those of Lender and those described on Exhibit "F" attached hereto;
                  (K) No Violation of Laws. To the best knowledge of Borrower, Borrower is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or Borrower's business, property, assets, operations or condition, financial or otherwise;
                  (L) No Lien or Borrowing Defaults. Borrower is not in default under any indenture, loan agreement, mortgage, lease, deed of trust or other similar agreement relating to the borrowing of monies or encumbering of assets to which it is a party or by which it is bound;
                  (M) Financials. The Financials fairly present the assets, liabilities and financial condition and results of operations of 3-D and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial or other condition of 3-D or any of such other Persons since the date of the Financials; there exist no equity or long term investments in or outstanding advances to any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened, against Borrower or any other Person which might result in any material adverse change in Borrower's financial condition or materially and adversely affect Borrower's operations, its assets or the Collateral;
                  (N) ERISA. Borrower has received no notice to the effect that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best of its knowledge, there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043 (b)(3) thereof ("Reportable Event"), with respect to Borrower, and neither Borrower nor any Person who is a member of Borrower's controlled group for Federal income tax purposes has directly or indirectly, caused or permitted any of the following to occur: (i) restated or amended any pension, profit-sharing, savings, stock bonus, or other deferred compensation plans established and maintained by it which are subject to ERISA since ERISA became effective with respect to such plans in a manner designed to or which would disqualify those plans and their related trusts under the applicable requirements of the Internal Revenue Code of 1986, as amended (the "IRC"); (ii) permitted any of its officers to materially and adversely affect the qualified tax-exempt status of any of its pension, profit-sharing, savings, stock bonus or other deferred compensation plans and trusts under the IRC; (iii) engaged in or permitted any officer to engage in any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the IRC; (iv) incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412(a) of the IRC, whether or not waived in connection with any pension, profit-sharing, savings, stock bonus or other deferred compensation plans; (v) taken or failed to take any action which caused or may cause a termination of any pension plan in a manner which could result in the imposition of a lien on any Borrower's property pursuant to Section 4068 of ERISA; (vi) failed to notify Lender that notice has been received of a "termination" (as defined in ERISA) of any "multi-employer plan" (as defined in ERISA) to which Borrower has an obligation to contribute; (vii) incurred a "complete withdrawal" (as defined in ERISA) from any "multi-employer plan" to which Borrower has an obligation to contribute; (viii) incurred a "partial withdrawal" (as defined in ERISA) from any "multi-employer plan" to which Borrower has an obligation to contribute; or (ix) failed to notify Lender that notice has been received from the Administrator of any "multi-employer plan" to which Borrower has an obligation to contribute that any such plan will be placed in "reorganization" as defined in ERISA;
                  (O) Taxes. Borrower has filed all federal, state and local tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate, which Borrower is required by law, rule or regulation to file and all Charges that are due and payable have been paid;
                  (P) No Securities. Borrower's execution and delivery of this Agreement or any of the Ancillary Agreements does not directly or, to the best knowledge of Borrower, indirectly violate or result in a violation of any applicable laws, rules or regulations, including without limitation, the Securities Exchange Act of 1934, as amended, and Regulations U, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively), and Borrower does not own or intend to purchase or carry any "margin security," as defined in such Regulations.
                  (Q) Affiliates. All Persons who are Borrower's Affiliates at this time are identified as such on Exhibit "G" hereto;
                  (R) Subsidiaries. Exhibit "G" correctly sets forth the names, forms of legal entity and jurisdictions of formation of all Subsidiaries of Borrower and all Subsidiaries of such Subsidiaries. Except as described in Exhibit "G", Borrower does not own any capital stock, partnership interest, joint venture interest or other equity interest in any Person. Unless otherwise indicated in Exhibit "G", all of the outstanding shares of capital stock or partnership or joint venture interests of each Subsidiary of Borrower are owned of record and beneficially by Borrower, and all securities and interests so owned are duly authorized, validly issued, fully paid, non-
         assessable and issued in compliance with all applicable state and federal securities and other laws, and are free and clear of all liens. Each Subsidiary of Borrower is a legal entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary and has all requisite legal power and authority to conduct its business and to own and lease its properties. Each Subsidiary of Borrower is in compliance with all laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any governmental agency that are necessary for the transaction of its business.
                  (S) Environmental Matters. (i) The operations of Borrower, any other obligor and each of Borrower's Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the operations of Borrower, any other obligor or any Subsidiary of Borrower are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws; (iii) none of the operations of Borrower, any other obligor or any Subsidiary of Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; (iv) none of Borrower, any other obligor or any Subsidiary of Borrower has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment; and (v) none of Borrower, any other obligor or any Subsidiary of Borrower has any known material contingent liability in connection with any release of any Hazardous Material into the environment. The materiality standard used in this Section shall be exceeded if the facts giving rise to a breach or breaches of the representations or warranties contained herein might result in liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.
                  (T) No Broker's Fee. No brokerage, finder's or similar fee or commission is due to any party by reason of Borrower's entering into this Agreement or by reason of any of the transactions contemplated hereby, and Borrower shall indemnify and hold Lender harmless from any such fees and commissions. 9.2 ACCOUNT WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that Lender may rely, in determining which Accounts listed on any Daily Collateral Report are Eligible Accounts, without independent investigation, on all statements, warranties and representations made by Borrower on or with respect to any such Daily Collateral Report and, unless otherwise indicated in writing by Borrower, that
                  (A) Such Accounts are genuine, are in all respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument, item of chattel paper, agreement, contract or document, are evidenced by only one executed original instrument, item of chattel paper, agreement, contract, or document, which original has been endorsed and delivered to Lender;
                  (B) Such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

                  (C) The amounts shown on the Daily Collateral Report, and all invoices and statements delivered to Lender with respect to any Account, are actually and absolutely owing to Borrower and are not contingent for any reason;
                  (D) Except as may be disclosed on such Daily Collateral Report, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts included on an Daily Collateral Report, and Borrower has not made any agreement with any Account Debtor for any deduction from such Account, except for discounts or allowances allowed by Borrower in the ordinary course of its business for prompt payment, which discounts and allowances have been disclosed to Lender and are reflected in the calculation of the invoice related to such Account;
                  (E) There are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Daily Collateral Report and on all contracts, invoices and statements delivered to Lender with respect thereto;
                  (F) To the best of Borrower's knowledge, all Account Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to or evidencing the Accounts was executed;
                  (G) The goods (if any), the sale of which gave rise to the Accounts, (i) were produced in full compliance with the Fair Labor Standards Act, 29 U.S.C. ss.ss. 207 et seq., as amended from time to time, and (ii) are not subject to any lien, claim, security interest or other encumbrance, except those of Lender, and those removed or terminated prior to the date hereof;
                  (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of any of the Accounts;
                 (i) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or business; and
                  (J) The Accounts have not been pledged or sold to any other Person or otherwise encumbered and Borrower is the owner of the Accounts free of all claims, liens and encumbrances except those of Lender.
         9.3 INVENTORY WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that it does not produce, purchase or sell a material amount of Inventory in the ordinary course of its business.
         9.4 AUTOMATIC WARRANTY AND REPRESENTATION AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. Each request for an advance made by Borrower pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the warranties and representations of Borrower contained in this Agreement and in the Ancillary Agreements.
         9.5 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of Borrower's execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

10.      COVENANTS AND CONTINUING AGREEMENTS
         10.1     AFFIRMATIVE COVENANTS.  Borrower covenants that it shall:
                  (A) Financial Tests. Comply as of the end of each of Borrower's fiscal quarters with each of the financial covenants set forth on Schedule 10.1(a) hereto.
                  (B) Bank  Fees.  Pay to Lender,  on demand,  any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participant, of proceeds of loans or other credit accommodations made by such party to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to such party on account of the Liabilities;
                  (C) Notice of Loss of Collateral. Notify Lender promptly of any event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;
                  (D) Notice Re Account Debtors. Promptly upon Borrower's learning thereof, notify Lender of (i) any material delay in Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted (including all credits issued for returned or repossessed Inventory) or other monies advanced by Borrower to any Account Debtor and (ii) all material adverse information relating to the financial or other condition of any Account Debtor;
                  (E) Financials. Keep books of account and prepare consolidated and consolidating financial statements, including in such financial statements all foreign Companies ("Financials"), and furnish to Lender the following (all to be kept and prepared in accordance with GAAP, unless Borrower's independent certified public accountants concur in any changes therein and such changes are disclosed in writing to Lender and are consistent with then generally accepted accounting principles):
                          (i)as soon as  available,  but not later than ninety
         (90) days after the close of each fiscal year of 3-D, consolidated and consolidating Financials of 3-D, including in such financial statements all foreign Companies (including a balance sheet, a profit and loss statement and a statement of cash flows, each with supporting footnotes) as at the end of such fiscal year and for the fiscal year then ended all in reasonable detail as requested by Lender and audited by a firm of independent certified public accountants of recognized national standing selected by Borrower and containing the unqualified opinion of such independent certified public accountants with respect to the Financials;
                           (ii) as soon as available,  but not later than thirty
         (30) days after the end of each month and each fiscal quarter of 3-D, unaudited consolidated and consolidating Financials of 3-D, including in such financial statements all foreign Companies (including for each month a statement of profit and loss for the month then ended and a balance sheet as at the end of such month and, for each fiscal quarter-end, a statement of profit and loss and of surplus for the fiscal quarter then ended, a statement of cash flow, a balance sheet as at the end of such quarter, and a covenant compliance certificate in the form of Exhibit "H" hereto) as at the end of the portion of 3-D's fiscal year then elapsed, all in reasonable detail as requested by Lender and certified by 3-D's principal financial officer as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of 3-D and its consolidated Subsidiaries for such period;
                           (iii) for Borrower, J.R.S. Exploration Company, Ltd., Geoevaluaciones, S.A. de C.V., and Procesos Interactivos Avanzados, S.A. de C.V., individually and in the aggregate, (A) as soon as possible, but not later than fifteen (15) days after the end of each month, an Accounts aging, and (B) as soon as possible, but not later than thirty (30) days after the end of each month, an aging of all accounts payable, all in reasonable detail as requested by Lender and certified by Borrower's principal financial officer as accurate and complete and prepared in accordance with generally accepted accounting principles;
                           (iv)     daily, a Daily Collateral Report;
                           (v) as soon as  available,  but not later  than sixty
         (60) days before the beginning of each fiscal year of 3-D, a consolidated and consolidating income statement, balance sheet and cash flow projection for 3-D for such fiscal year, including in such documentation all foreign Companies, detailed by quarter, together with appropriate supporting documents reasonably acceptable to Lender;
                           (vi) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which 3-D has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which 3-D files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;
                           (Vii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of its operations, or the financial condition of any Person who is a Guarantor;
                  (F) Notice Re Ineligibility of Accounts. Notify Lender promptly, but in no event later than two (2) days after Borrower's learning thereof, that any Eligible Account has ceased to be an Eligible Account and the reason(s) for such ineligibility;
                  (G) Notice Re Litigation. Notify Lender, promptly upon Borrower's learning of (i) any litigation affecting Borrower if the claim is in excess of $250,000, whether or not the claim is considered by Borrower to be covered by insurance; and (ii) the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or which may affect Lender's security interest in the Collateral;
                  (H) Copies of Agreements. Provide Lender with copies of all leases with a duration in excess of six months or similar agreements between Borrower and any Person, whether Borrower is lessor or lessee thereunder, and, upon request provide Lender with copies of any other leases, licenses, permits or similar agreement relative to Borrower's business;
                 (i)Notice of Default. Notify Lender, promptly upon learning thereof, of any Default or Event of Default;
                  (J) Environmental Matters. Give written notice to Lender immediately upon receipt of any notice that (i) the operations of Borrower, any other obligor or any Subsidiary of Borrower are not in full compliance with requirements of applicable Environmental Laws;
         (ii) Borrower, any other obligor or any Subsidiary of Borrower is subject to any federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Material into the environment;

         or (iii) any properties or assets of Borrower, any other obligor or any Subsidiary of Borrower are subject to an Environmental Lien. As used herein, "Environmental Lien" means a lien in favor of any governmental entity for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Material into the environment. Without limiting the generality of any of Borrower's other covenants and agreements, the operations of Borrower, any other obligor and each of Borrower's Subsidiaries shall at all times comply in all material respects with all applicable Environmental Laws and post-testing procedures and requirements. The materiality standard used in this Section shall be exceeded if the facts giving rise to a breach or breaches of the covenant contained herein might result in liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) the aggregate; and
                  (K) Guaranty. Provide Lender with and maintain in effect continuing guaranties in form and substance satisfactory to Lender ("Guaranties") and executed by each of the following Affiliates of
         Borrower: 3-D; 3-D Geophysical of Latin America, Inc., a Cayman Island company; J.R.S. Exploration Company, Ltd., a Canada corporation; Geoevaluaciones, S.A. de C.V., a Mexico company; and Procesos Interactivos Avanzados, S.A. de C.V., a Mexico company. The Guaranty of 3-D shall be secured by a perfected first priority security interest in the stock of certain of the Companies and the Guaranty of J.R.S. Exploration Company, Ltd. shall be secured by a perfected first priority security interest in all of the assets of such Guarantor in each case pursuant to security agreements, pledge agreements and such other documentation as Lender shall require, all in form and substance satisfactory to Lender in its sole discretion. Each such Guarantor shall make representations and warranties similar to those of Borrower in this Agreement, and shall agree to be bound by covenants and agreements similar to those applicable to Borrower in this Agreement.
         10.2 NEGATIVE COVENANTS. Borrower covenants that it shall not, without the prior written consent of Lender, which consent shall be in the discretion of Lender, reasonably exercised:
                  (A) Merger. Merge or consolidate with or acquire any Person;
                  (B) Investments. Other than in the ordinary course of its business, make any investment in the securities of any Person;
                  (C) Dividends. Declare or pay dividends upon any of Borrower's Stock or make any distribution of Borrower's property or assets or make any loans, advances or extensions of credit to any Person, including, without limitation, any Affiliate, officer or employee of Borrower; provided that Borrower may issue stock dividends upon its Stock so long as the same is in accordance with all applicable laws and provided no Default has occurred;
                  (D) Loans and Advances. Make any loans or other advances of money (other than salary) to officers, directors or stockholders of any of the Companies, or permit the annual salary and all other direct and indirect remuneration (excluding stock options) to their officers to exceed Seven Hundred Thousand Dollars ($700,000) individually or Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate; or make loans or other advances of money to Affiliates, except for (i) transfers to J.R.S. Exploration Company, Ltd., Geoevaluaciones, S.A. de C.V., 3- D Geophysical of Latin America, Inc., and Procesos Interactivos, S.A. de C.V., not to exceed at any time for any such Company the outstanding amount of advances made by Lender to Borrower based on the Eligible Accounts of such Company, (ii) loans by Borrower to the Companies described in clause
         (i) hereof in excess of the amounts permitted under clause (i), provided that no Default or Event of Default then exists or would result from the making of such loan, and (iii) in addition to the foregoing entities described in clause (i), advances to other Affiliates, in an amount for each such Affiliate not to exceed $25,000 at any time outstanding or $50,000 in the aggregate at any time outstanding for all such Affiliates;
                  (E) Redemptions. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's Stock;
                  (F) Change in Business. Make any material change in Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities;
                  (G) Affiliate Transactions. Except as provided in Section 10.2(d), above, enter into, or be a party to, any transaction with any Affiliate, director, officer or stockholder of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate, director, officer or stockholder of Borrower;
                  (H) Agreements Re Collateral. Enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Liabilities or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto;
                 (i) Guaranty.  Guarantee  or  otherwise,  in any way,  become liable with respect to the obligations or liabilities of any Person, except (i) its Affiliates' obligations to Lender and (ii) by endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender on account of the Liabilities;
                  (J) Deposits to Affiliates. Except as provided in Section 10.2(d), above, make deposits to or withdrawals from any of its deposit accounts for the benefit of any Affiliate;
                  (K)  Encumbrances.  Except as  otherwise  expressly  permitted herein or in the Ancillary Agreements, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Borrower's assets;
                  (L) Indebtedness for Borrowed Money. Incur any Indebtedness for borrowed money in excess of One Million Five Hundred Thousand Dollars ($1,500,000) during any fiscal year of Borrower, other than the Liabilities, except for Indebtedness disclosed on Exhibit "J" hereto and except for Indebtedness which is unsecured and is with Persons who execute and deliver to Lender (in form and substance acceptable to Lender) subordination agreements subordinating their claims against Borrower to the payment of the Liabilities;
                  (M) Capital Expenditures. Make Capital Expenditures, in any fiscal year which, in the aggregate, exceed the greater of (i) Sixteen Million Dollars ($16,000,000) or (ii) an amount equal to 12% of Borrower's gross revenues, not to exceed Twenty Five Million Dollars ($25,000,000), or;
                  (N) Affiliate Accounts. Except as provided in Section 10.2(d)(i), permit any Accounts owing to Borrower from any Affiliate to be payable on terms which would not allow Borrower to demand payment upon the occurrence of a default;
                  (O) Deposit Accounts. Open, transfer, close or change any of Borrower's deposit accounts. A description of all Borrower's deposit accounts is provided in Schedule 10.2 hereto; or
                  (P) 3-D Stock. Nothing herein shall be deemed to prohibit or otherwise affect or require consent by Lender to any issuance by 3-D of any stock of 3-D or options with respect thereto for any purpose whatsoever, except to consummate a merger or acquisition. 10.3 CONTESTING CHARGES. Notwithstanding anything to the contrary herein,
Borrower may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to Borrower's assets, provided that Borrower shall give Lender prompt notice of such dispute and shall be diligently contesting the same in good faith and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of the Collateral or of Lender's priority position with respect to such Collateral and provided further that, if the same are potentially or actually in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time hereafter, Borrower shall give Lender such additional collateral and assurances as Lender, in its sole discretion, deems necessary under the circumstances, immediately upon demand by Lender.
         10.4 PAYMENT OF CHARGES. Subject to the provisions of Section 10.3, Borrower shall pay promptly when due all of the Charges. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges, Borrower shall promptly so notify Lender thereof and Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Default, in its discretion reasonably exercised, at any time or times thereafter, make such payment or any part thereof, (but shall not be obligated so to do) or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.
         10.5 INSURANCE; PAYMENT OF PREMIUMS. At its sole cost and expense, Borrower shall (i) keep and maintain the Collateral insured for the greater of original cost or replacement value of the Collateral against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks in amounts customary for companies of similar size engaged in the same or similar businesses; (ii) if applicable, maintain product liability insurance in an amount customary for the business conducted by Borrower and acceptable to Lender; and (iii) general public liability insurance in an amount satisfactory to Lender but in no event less than Ten Million Dollars ($10,000,000) per occurrence, for bodily injury and property damage. All policies of insurance on the Collateral or otherwise required hereunder shall be in form and amount satisfactory to Lender and with insurers reasonably recognized as adequate by Lender. Borrower shall deliver to Lender a copy of each policy of insurance and, if requested, evidence of payment of all premiums therefor and shall deliver renewals of all such policies to Lender at least thirty (30) days prior to their expiration dates. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing all losses payable to Lender. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days' prior notice before any such policy shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of Lender to recover under such policy in case of loss or damage.

Borrower hereby directs all insurers under such policies to pay all proceeds payable thereunder directly to Lender. After the occurrence and during the continuance of a Default, Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies (provided that Lender shall consult with Borrower prior to finally making, settling or adjusting claims under such policies), endorsing the name of Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If Borrower shall fail to obtain or maintain any of the policies required by this Section 10.5 or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.
         10.6 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT. Except as otherwise expressly provided for in this Agreement and in the Ancillary Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Ancillary Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the Collateral, or any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.
         10.7 ENVIRONMENTAL INDEMNITY. Borrower hereby indemnifies Lender, its successors and assignees, and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower, any other obligor or any of Borrower's Affiliates, of any laws, including but not limited to, the Environmental Laws or any laws or regulations relating to Hazardous Materials, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of Hazardous Materials; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower, any other obligor or any of Borrower's Subsidiaries in the conduct of their respective business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Materials (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section shall survive the satisfaction and payment of the Liabilities and the termination of this Agreement.
         10.8 CHANGE OF CONTROL. It is covenanted and agreed by Borrower that 3-D shall at all times own 100% of the shares of Borrower's capital stock.
         10.9 REVISIONS OR UPDATES. Should any of the information or disclosures provided on any of the Schedules or Exhibits originally attached hereto become outdated or incorrect in any material respect, Borrower promptly shall provide to Lender such revisions or updates as may be necessary or appropriate to update or correct such Schedule(s) or Exhibit(s); provided that no such revisions or updates shall be deemed to have amended, modified or superseded such Schedule or Exhibit as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule or Exhibit unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates.
11.      CONDITIONS PRECEDENT TO CLOSING
                  Lender will not be obligated to make any advances hereunder unless the following conditions precedent have been satisfied as determined by
Lender:
                  (A) Lender shall have received landlord waivers, mortgagee waivers and warehouse agreements acceptable to Lender in its sole discretion from the owners of such owned and leased locations of Borrower with a duration in excess of six months as Lender shall determine. The landlord waivers shall include, without limitation, a right of Lender to remain on the premises for up to three months;
                  (B) Borrower's representations and warranties contained in this Agreement and the Ancillary Agreements shall be correct and complete; Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the Ancillary Agreements which are required to have been performed or complied with; and there shall exist no Default or Event of Default;
                  (C) No material adverse change in the condition, operations or prospects, financial or otherwise, of any of the Companies shall have occurred during the period commencing with June 30, 1997 and ending on the Closing Date ("Interim Period");
                  (D) This Agreement, the Guaranties, all security documents relating to the foregoing Guaranties, all other collateral documents and agreements, promissory notes and other documents, instruments and agreements required by Lender shall be executed by the parties thereto and delivered to Lender in form and substance acceptable to Lender and its counsel;
                  (E) Borrower shall have entered into one or more dominion account agreements with Lender and the financial institutions maintaining such accounts, all in form and substance acceptable to Lender;
                  (F) Lender shall have received such opinions of counsel for the Companies as Lender may require;
                  (G) Lender shall have received such opinions, if any, as it may require from counsel in Canada and Mexico opining as to the perfection of Lender's liens and security interests in the assets of the Companies located in such jurisdictions;
                  (H) Lender shall have received one or more pledges of all stock of the Companies (other than the stock of 3-D), and shall have received the original stock certificates of such Companies with duly executed assignments in blank;
                 (i) Lender  shall  have  received   insurance   certificates,
         lender's loss payable endorsements and copies of all insurance policies confirming insurance by the Companies in amounts, coverage, form and by insurers satisfactory to Lender in its discretion;
                  (J) Lender shall have received confirmation that it has a first priority perfected security interest in the Collateral (and all collateral pledged as security for any Guaranty), subject only to such liens and encumbrances, if any, as Lender shall have approved in its discretion in writing. Such confirmation shall include, without


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

         limitation, (i) written confirmation from all relevant jurisdictions of the filing and priority of financing statements (or similar foreign filings) covering the Collateral, and (ii) written confirmation from the United States Patent and Trademark Office and any other applicable federal, state and international offices of the registration and priority of Lender's lien on all of Borrower's intellectual property assets;
                  (K) Lender shall have received a certificate of corporate status with respect to each Company, dated within 21 calendar days prior to the Closing Date, from the Secretary of State (or similar foreign office, as applicable) of such Company's jurisdiction of incorporation, which indicates that such Company is in good standing in such jurisdiction;
                  (L) Lender shall have received certificates of corporate status indicating that each Company is in good standing as a foreign corporation, dated within 21 calendar days prior to the Closing Date, from the Secretary of State (or similar foreign office, as applicable) of each jurisdiction in which the character of such Company's assets or the nature of its activities makes such qualification necessary;
                  (M) None of the Companies shall have entered into any material commitment or material transaction during the Interim Period, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of such Company's business;
                  (N) None of the Companies shall have made any material change in its accounting methods or principles during the Interim Period;
                  (O) No materially advantageous agreement previously in effect between any Company and any other Person shall have been terminated, modified or declared to be in default during the Interim Period;
                  (P) All consents necessary to permit the secured financing transaction contemplated by this Agreement and the Ancillary Agreements to be consummated pursuant to the terms and conditions hereof and thereof shall have been obtained;
                  (Q) Lender shall have received a description of all employee pension benefit plans (if any) of the Companies, and shall have confirmed that such plans are funded at a level satisfactory to Lender;
                  (R) During the Interim Period, there shall not have been instituted or threatened in any court or administrative forum, any material litigation or proceeding to which any of the Companies is a party;
                  (S) Lender shall have received evidence satisfactory to it that no broker's fee, finder's fee or similar fee shall be payable by any of the Companies or by any other Person in connection with this Agreement;
                  (T) Lender shall have received copies of all labor contracts (if any) to which any of the Companies is a party, and all labor contracts (if any) necessary to the continuation of the business operations of the Companies shall be in effect on the Closing Date;
                  (U) On the Closing Date, the present fair salable value of the assets of Borrower shall be greater than the total liabilities of Borrower, including, without limitation, contingent liabilities, and Lender shall be satisfied that the present fair salable value of the assets of Borrower will continue thereafter to be greater than the total liabilities of Borrower, including, without limitation, contingent liabilities;
                  (v) On the Closing Date and after giving effect to the financial accommodations contemplated hereunder, all of the assets supporting the Liabilities shall be sufficient in value, as determined by Lender, to provide Borrower with


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

         (a) minimum excess borrowing availability under the Revolving Loan of $3,000,000, and (b) adequate working capital to enable Borrower to profitably operate its business;
                  (W) Subordination agreements, no-offset agreements and intercreditor agreements in form and substance satisfactory to Lender, shall have been executed and delivered by the Companies and such other parties as Lender deems necessary;
                  (X) During the Interim Period, Lender or its representatives shall have been given access at all reasonable times to inspect and evaluate the Collateral (and any collateral pledged by any Guarantor) and the Companies' books and records; and the Companies shall have provided Lender with all financial and other information which Lender may have reasonably requested;
                  (Y) Lender shall have received satisfactory information regarding the lawsuit by Capilano International Inc. against Geoevaluaciones, S.A. de C.V. ("Geo-Mexico"), and Lender shall be satisfied in its sole discretion (i) with the likely outcome to such lawsuit, (ii) that an adverse outcome with respect thereto will not have a material adverse affect on 3-D or Geo-Mexico, and (iii) that 3-D and Geo-Mexico have adequate cash reserves and contingency plans in the event of an adverse outcome to such lawsuit;
                  (Z) Lender shall have received (i) the consolidated and consolidating third fiscal quarter financial statements of 3-D, and
         (ii) the most recently prepared projections of the Companies, all of which must be acceptable to Lender in its discretion reasonably exercised;
                  (AA) Lender shall be satisfied with the Companies' procedures for verifying job completion;
                  (BB) Lender shall have received a certificate from the secretary or assistant secretary of each Company certifying (i) the adoption of resolutions by the board of directors of such Company authorizing the transactions contemplated hereby, (ii) the articles or certificate of incorporation of such Company, and (iii) the by-laws of such Company; and
                  (CC) Lender shall have received the Closing Fee and all other fees and expenses payable on or prior to the Closing Date.
12.      DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
         12.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a Default:
                  (A) Borrower fails to pay any part of the Liabilities when due or declared due or is in default, beyond any applicable grace period, in the payment of any other Indebtedness in excess of $125,000 in the aggregate;
                  (B) Borrower or any Guarantor fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by Borrower or any Guarantor and any such failure or neglect shall continue for more than five (5) days from the date of such failure or neglect, provided that the foregoing cure period shall not apply to a default with respect to
         Section 10.2 hereof;
                  (C) A default shall occur and continue beyond any applicable grace period under any agreement, document or instrument, other than this Agreement or any of the Ancillary Agreements, now or hereafter existing, to which Borrower is a party if as a result thereof Borrower is in default of obligations in excess of $125,000 in the aggregate;
                  (D) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by Borrower or by any Guarantor, or any of their officers, employees or agents, to Lender is not true and correct in any material respect;
                  (E) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;
                  (F) Collateral or any of Borrower's or any Guarantor's other assets with an aggregate value in excess of $125,000 are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dismissed or otherwise avoided within thirty (30) days thereafter; or application is made by any Person other than Borrower or any Guarantor for the appointment of a receiver, trustee, or custodian for any of the Collateral or any of Borrower's or any Guarantor's other assets and the same is not dismissed within thirty (30) days after the application therefor;
                  (G) An application is made by Borrower or any Guarantor for the appointment of a receiver, trustee or custodian for any of the Collateral or any of Borrower's or any Guarantor's other assets; a petition under any section or chapter of the Bankruptcy Code or similar law or regulation is filed by Borrower or any Guarantor; a petition under any section or chapter of the Bankruptcy Code or similar law or regulation is filed against Borrower or any Guarantor and is not dismissed within thirty (30) days after filing; Borrower or any Guarantor makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against Borrower or any Guarantor for its dissolution, liquidation, or termination; Borrower or any Guarantor ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;
                  (H) Except as permitted in Section 10.3, a notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Borrower's or any Guarantor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any of Borrower's or any Guarantor's other assets and such lien or encumbrance is not released within thirty
         (30) days after its creation;
                 (i)One or more judgments is rendered against Borrower or any Guarantor in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or, in the lawsuit described in Section 11(y), in excess of Two Million Dollars ($2,000,000), and Borrower or any Guarantor, as applicable, fails to immediately satisfy such judgment or fails to bond and stay enforcement of such judgment and commence appropriate proceedings to appeal such judgment within the applicable appeal period or, after such appeal is filed, Borrower or any Guarantor, as applicable, fails to diligently prosecute such appeal or such appeal is denied;
                  (J) Borrower or any Guarantor becomes insolvent or fails generally to pay its debts as they become due;
                  (K) Borrower fails within fifteen (15) days after the occurrence of any of the following events, to furnish Lender with appropriate notice thereof: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan governed by ERISA (such notice shall contain the statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto and a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation), (ii) the termination of any such plan, (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan;
                  (L) Borrower fails to: (i) furnish to Lender a copy of each report which is filed by Borrower with respect to any profit sharing or pension plan governed by ERISA promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation or
         (ii) notify Lender promptly upon receipt by Borrower of any notice of the institution of any proceeding or other actions which may result in the termination of any such plans;
                  (M) Any Guarantor revokes or terminates any Guaranty relating to any of the Liabilities or any document or agreement securing the same, or defaults under the terms of any such Guaranty or other agreement beyond any applicable grace period;
                  (N) Any party (other than Lender) to an intercreditor and/or subordination agreement executed in connection herewith shall be in default thereunder;
                  (O) A default occurs under any agreement, instrument or document relating to any of the Liabilities heretofore, now or at any time or times hereafter executed by, or delivered to Lender by Borrower or by any Guarantor. 12.2 ACCELERATION OF THE LIABILITIES. Upon and after the occurrence of a Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.
         12.3 ADVANCES DURING CURE PERIOD. Upon the occurrence of a Default which is subject to any cure period, Lender may, in its sole discretion, cease making further advances during the time such Default remains uncured.
         12.4 DEFAULT RATE. Upon the occurrence of a Default, the Loans shall bear interest at a Default Rate equal at all times to three percent (3%) above the Prime Rate-based interest rates provided for such Loans, such Default rate to begin upon the occurrence of the Default and to be adjusted upon any change in the Prime Rate as provided herein.
         12.5 REMEDIES. Upon and after the occurrence of a Default, Lender shall have all of the following rights and remedies:
                  (a) All of the default rights and remedies of a secured party under the California Commercial Code or any other applicable law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;
                  (b) The right to (i) peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located, without any obligation to pay rent to Borrower or any other Person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;
                  (c) The right to (i) open Borrower's mail and collect any and all amounts due from Account Debtors or direct that Borrower's mail be diverted to a post office box or other location as determined by Lender, (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and (iii) direct such Account Debtors to make all payments due from them upon the Accounts, including the Special Collateral, directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent and Borrower hereby agrees that any such notice, in Lender's sole discretion, may be sent on Lender's stationery, in which event, Borrower shall, upon demand, co-sign such notice with Lender;
                  (d) The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on
         Borrower's  premises  or  elsewhere  and  shall  have the  right to use
         Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. Lender shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. 12.6 NOTICE. Borrower agrees that any notice required to be given by Lender of a sale, lease, or other disposition of any of the Collateral or any other intended action by Lender, which is personally delivered to Borrower or which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address set forth in Section 13.10, at least five (5) days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to Borrower.
13.0     MISCELLANEOUS
         13.1 APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY-IN-FACT. Borrower, irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney and agent-in-fact (this power of attorney is coupled with an interest) and Lender, or Lender's agent, may, without notice to Borrower:
                  (a) At any time hereafter, for the purpose of protecting, preserving or collecting the Collateral, endorse by writing or stamp Borrower's name on any checks, notes, drafts or any other payment relating to the Collateral which comes into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities;
                  (b) At any time after the occurrence of an uncured Event of Default, in Borrower's or Lender's name: (i) demand payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts and the Special Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) satisfy and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3;
         (ix) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement;
         (xii) endorse by writing or stamp the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; provided that, upon Borrower's cure of any Default or Event of Default, Lender shall have the right to complete any action commenced by it as attorney or agent-in-fact while such Default or Event of Default was continuing; and
                  (c) At any time after the occurrence of an Event of Default notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to Borrower.
         13.2 MODIFICATION OF AGREEMENT; ASSIGNMENT OR SALE OF INTEREST. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Ancillary Agreements or any portion hereof or thereof, including, without limitation, Borrower's right, title, interest, remedies, powers, or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Ancillary Agreements or of any portion hereof or thereof, including, without limitation, Lender's right, title, interest, remedies, powers, or duties hereunder or thereunder.
         13.3 ATTORNEYS' FEES AND EXPENSES; LENDER'S OUT-OF-POCKET EXPENSES. If, at any time or times, whether prior or subsequent to the date hereof and regardless of the existence of a Default or an Event of Default, Lender incurs legal or other costs and expenses or employs counsel, accountants, advisors, consultants and/or other professionals for advice or other representation or services in connection with:
                  (a) The preparation, negotiation, execution and administration of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to a co-lender or a Participant; or consultation with counsel in connection with any of the foregoing or any of the items listed in clauses (b) through (e) of this

         Section 13.3;
                  (b) Any  litigation,  contest,  dispute,  suit,  proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or Borrower's affairs;
                  (c) Any  attempt  to  enforce  any  rights  of  Lender  or any
         Participant against Borrower or any other Person which may be obligated to Lender or such Participant by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;
                  (d) Any attempt to inspect,  verify,  protect,  collect, sell, liquidate or otherwise dispose of any of the Collateral; or
                  (e)  Any  inspection,  verification,  protection,  collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Lender's periodic or special audits of Borrower's books and records;
then, in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all reasonably incurred expenses, costs, charges and other fees of or paid by Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable by Borrower to Lender upon demand and shall be additional Liabilities. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include bank charges and fees, accountants' fees, costs and expenses, court costs, fees and expenses, photocopying and duplicating expenses, court reporter fees, costs and expenses, long distance telephone charges, air express charges, telegram charges, secretarial over-time charges, and expenses for travel, lodging and food paid or incurred in connection with the performance of all such services.
         13.4 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or the Ancillary Agreements shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Lender of a Default under this Agreement or the Ancillary Agreements shall not suspend, waive or affect any other Default under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Ancillary Agreements and no Default under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.
         13.5 SEVERABILITY. Wherever possible, each provision of this Agreement and the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the Ancillary Agreements.
         13.6 PARTIES; ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender. Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for Borrower. Nothing contained in this Section shall be deemed to modify
Section 13.2. This Agreement is the complete statement of the agreement by and between Borrower and Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.
         13.7 CONFLICT OF TERMS. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Ancillary Agreement, the provision contained in this Agreement shall govern and control.
         13.8 WAIVER BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (a) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (b) except as otherwise provided by applicable law, all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (c) except as otherwise provided by applicable law, the benefit of all valuation, appraisement, extension and exemption laws. Borrower acknowledges that it has been advised by its own counsel with respect to this Agreement and the transactions evidenced by this Agreement. Borrower further agrees that (y) Lender shall have no obligation to take, and Borrower shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, chattel paper, draft, trade acceptance, or other instrument for the payment of money covered by the security interest whether or not in Lender's possession and (z) Lender shall not be responsible to Borrower for loss or damage resulting from Lender's failure to enforce any Accounts or to collect any moneys due or to become due thereunder or other proceeds constituting Collateral hereunder unless such loss or damage results from Lender's gross negligence or willful misconduct.
         13.9 GOVERNING LAW, VENUE. This Agreement has been delivered for acceptance by Lender in Los Angeles County, California and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California as the same may from time to time be in effect, including without limitation the Uniform Commercial Code as adopted in California. Borrower hereby (a) irrevocably submits to the jurisdiction of any state or federal court located in Los Angeles County, California over any action or proceeding to enforce or defend any matter arising from or related to this Agreement; (b) waives personal service of any and all process upon Borrower, and consents that all such service of process be made by messenger, certified mail or registered mail directed to Borrower at the address set forth in Section 13.10 and service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Borrower's address; (c) irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and (e) agrees not to institute any legal action or proceeding against Lender or any of Lender's directors, officers, employees, agents or property, concerning any matter arising out of or relating to this Agreement in any court other than one located in Los Angeles County, California. Nothing in this Section shall affect or impair Lender's right to serve legal process in any manner permitted by law or Lender's right to bring any action or proceeding against Borrower or Borrower's property in the courts of any other jurisdiction.
         13.10 NOTICE.  Except as otherwise  provided herein or in the Ancillary
Agreements:
                  (a) All  notices,  requests,  demands,  directions  and  other communications provided for hereunder or under any other Ancillary Agreement must be in writing and must be mailed, telecopied or delivered to the appropriate party at the address set forth below or, as to any party hereto or to any Ancillary Agreement, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section; and
                  (b)  Any  notice,   request,   demand,   direction   or  other
         communication given by telecopier will be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided herein or in any Ancillary Agreement, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.
                  If to Lender, at:
                  Sanwa Business Credit Corporation
                  550 North Brand Boulevard, Suite 950
                  Glendale, California 91203
                  Attn:  Region Manager
                  Telephone:  (818) 545-0090
                  Telecopier:  (818) 545-0095


                  If to Borrower, at:
                  Northern Geophysical of America, Inc.
                  8226 Park Meadows Drive
                  Littleton, Colorado  80124
                  Attn:  Ronald L. Koons, Vice President & C.F.O.
                  Telephone:  (303) 858-0500
                  Telecopier:  (303) 708-8941
                  Tax Identification Number:  133869239


         13.11 SECTION TITLES, ETC.. The Section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein", "hereof", "hereby", "hereto", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits which are referred to herein or attached hereto are hereby incorporated by reference.
         13.12 COURSE OF DEALING. No course of dealing between Lender and Borrower or any third party and no delay or omission by Lender in exercising any right or remedy hereunder or under any Ancillary Agreement or with respect to any Liabilities shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Lender are cumulative.

         13.13 SETOFF. Without limiting any other right of Lender, whenever Lender has the right to declare any Liabilities to be immediately due and payable (whether or not it has so declared), Lender at its sole election may setoff against the Liabilities any and all monies then or thereafter owed to Borrower by Lender in any capacity, whether or not the Liabilities or the obligation to pay such monies owed by Lender is then due, and Lender shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Lender's records subsequent thereto.

         13.14 NONLIABILITY OF LENDER. Borrower acknowledges and agrees that:

                  (a) Any inspections of any Collateral made by or through Lender are for purposes of administration of advances made hereunder only and Borrower is not entitled to rely upon the same;

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to this Agreement or the Ancillary Agreements, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;

                  (c) The relationship between Borrower and Lender is, and shall at all times remain, solely that of a borrower and lender; Lender shall not under any circumstance be construed to be a partner or joint venturer of Borrower; Lender shall not under any circumstance be deemed to be in a fiduciary relationship with Borrower; Lender does not undertake or assume any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with its property or the operations of Borrower; Borrower shall rely entirely upon its own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon; and

                  (d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to such Persons or damage to property not caused by Lender and caused by the actions, inaction or negligence of Borrower and Borrower hereby indemnifies and holds Lender harmless from any such loss, damage, liability or claim.

         13.15 TIME OF THE ESSENCE. Time is of the essence hereunder and under the Ancillary Agreements.

         13.16    INDEMNIFICATION.

         If after receipt of any payment of all or any part of the Indebtedness, Lender is for any reason compelled to surrender such payment to any Person, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force and Borrower shall be liable to, and shall indemnify and hold Lender harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reasonable reliance upon such payment, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement.

         Borrower agrees to indemnify, save and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (i) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, or any Affiliate or any officer, director or shareholder of Borrower and such claim, demand, action or cause of action arises out of or relates to this Agreement or the Ancillary Agreements, the use of proceeds of any advance, or the relationship of Borrower and Lender under this Agreement;
(ii) Any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to Borrower's compliance or noncompliance with the requirements of any environmental law;
(iii) Any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) Any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section; provided that each Indemnitee shall endeavor, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Whenever practicable, upon obtaining actual knowledge of any event that would entitle Lender to be indemnified under this Section, Lender shall endeavor to provide notice to Borrower of such fact and Lender shall cooperate with Borrower to endeavor to minimize the liabilities for which Lender is entitled to be indemnified. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Liabilities and the payment and performance of all other obligations under this Agreement owed to Lender.

         13.17 WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE PARTIES TO THIS AGREEMENT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE IN A COURT BY MEANS OF A BENCH

TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                         BORROWER:
                                         ---------

                                         NORTHERN GEOPHYSICAL OF
                                         AMERICA,
                                           INC.


                                         By    /s/ Ronald L. Koons
                                            ---------------------------------

                                         Title  Vice President


                                         LENDER:

                                         SANWA BUSINESS CREDIT
                                         CORPORATION


                                         By    /s/ Timothy K. Turner
                                            ---------------------------------

                                         Title  First Vice President

                                    EXHIBIT A

                                   FINANCIALS
                                 (SEE ATTACHED)

                                    EXHIBIT B

                     FORM OF NOTICE OF BORROWING/CONVERSION
                                 (SEE ATTACHED)

                                    EXHIBIT C

                                    LOCATIONS

8226 Park Meadows Drive
     Littleton, CO 80124

1)   2361 Cinnabar Loop
     Anchorage, AK  99507

2)   11177 Katy Freeway
     Houston, Texas  77079

3)   2495 W. Mesa Court
     Grand Junction, CO  81505

4)   5723 Roberts Street
     Katy, Texas  77450

5)   5707 State Route 61, Box 32
     Mt. Gilead, OH  43338

6)   599 Lexington Avenue
     Suite 4102
     New York, NY  10022

7)   Ninos Heros No. 51
     Esquina Guadalupel Ramirez
     Col. Tepenan, Del. Xochimilco
     Mexico, D.F.  16020

8)   4750 30th Street SE
     Calgary, Alberta, Canada  T2B 2Z1





The states in which Borrower usually works include:

     1)    California
     2)    Nevada
     3)    Utah
     4)    Colorado
     5)    Wyoming
     6)    Montana
     7)    North Dakota

     8)    Kansas
     9)    Oklahoma
     10)   Texas
     11)   Mississippi
     12)   Alaska


The states in which Borrower has worked sporadically in the past and potentially in the future include:

     1)    Oregon
     2)    Illinois
     3)    Louisiana
     4)    New Mexico

                                    EXHIBIT D

                                   TRADENAMES

1)   3-D Geophysical, Inc.

2)   3-D Geophysical of Latin America, Inc.

3)   3-D Geophysical of Canada, Inc.

4)   Geo Acquisition Sub, Inc.

5)   Geoevaluaciones, S.A. de C.V.

6)   Procesos Interactivos Avanzados, S.A. de C.V.

7)   International Production Services, Inc.

8)   JanVo Equities, Ltd.

9)   Cal-Core Properties, Ltd.

10)  Mueller Consulting Service, Ltd.

11)  Siegfried & Siegfried, Ltd.

12)  JRS Exploration Company, Ltd.

13)  Paragon Geophysical, Inc.

14)  Kemp Geophysical Corporation

15)  Northern Geophysical of America, A Joint Venture

16)  Northern Geophysical of America (Alaska), Inc.

                                    EXHIBIT E

                                   LITIGATION



1. Leo Popp and Zbranek Brothers v. Victor Jerome Sodia and Kemp Geophysical Corporation, filed in the 23rd Judicial District Court of Wharton County, Texas

2. Kelman Technologies, Inc. (formerly Capilano International, Inc.) v. Geoevaluaciones, S.A. de C.V., filed in Federal District Court in Mexico

3. Karen L. Rudolph v. Northern Geophysical of America, Inc., filed in United States District Court, Southwestern Division, North Dakota

4. Crystal Calkins, f/n/a Crystal Hutzenbiler v. Northern Geophysical of America, Inc., filed in United States District Court, Southwestern Division, North Dakota

5. Domingo Martinez Uscanga v. Geoevaluaciones, S.A. de C.V., filed in Junta Federal 38 de Conciliacion y Arbitraje de Coatzacoalcos, Veracruz

6. Naftali Mendez Gomez v. PEMEX, Perforadata and Geoevaluaciones, S.A. de C.V., filed in Junta Especial 7-Bis de la Federal de Concilacion y Arbitraje (Labor Federal Court 7-Bis)

7. Geoevaluaciones, S.A. de C.V. v. S.H.C.P. (Mexican Tax Authority), filed in Income Tax Office in Nuevo Laredo, Tamaulipas, Mexico, Docket No. 738/97

8. Geoevaluaciones, S.A. de C.V. v. S.H.C.P. (Mexican Tax Authority), filed in Income Tax Office in Nuevo Laredo, Tamaulipas, Mexico, Docket No. 739/97

9. Geoevaluaciones, S.A. de C.V. v. S.H.C.P. (Mexican Tax Authority), filed in Income Tax Office in Nuevo Laredo, Tamaulipas, Mexico, Docket No. 32420

10. Elsie Zahn and Edwin & Lillian Eggemeyer v. Kemp Geophysical, a threatened action in Texas resulting from an alleged trespass in January, 1996

11. Coby Shorter, Jr. v. Kemp Geophysical, a threatened action in Texas resulting from an alleged trespass in January, 1996

                                    EXHIBIT F

                             TITLE TO ASSETS, LIENS

                                    EXHIBIT G

                           AFFILIATES AND SUBSIDIARIES

AFFILIATES

1)   3-D Geophysical, Inc., a Delaware corporation

2)   3-D Geophysical of Latin America, Inc., a Cayman Islands company

3)   3-D Geophysical of Canada, Inc., an Alberta Canada company

4)   Geo Acquisition Sub, Inc., a Delaware corporation

5)   Geoevaluaciones, S.A. de C.V., a Mexican company

6)   Procesos Interactivos Avanzados, S.A. de C.V., a Mexican company

7)   International Production Services, Inc., a Texas company

8)   JanVo Equities, Ltd., an Alberta, Canada company

9)   Cal-Core Properties, Ltd., an Alberta, Canada company

10)  Mueller Consulting Service, Ltd., an Alberta, Canada company

11)  Siegfried & Siegfried, Ltd., an Alberta, Canada company

12)  JRS Exploration Company, Ltd., an Alberta, Canada company

13)  Paragon Geophysical, Inc., an Ohio company

14)  Kemp Geophysical Corporation, a Texas company

15)  Northern Geophysical of America, A Joint Venture, a Colorado partnership

16)  Northern Geophysical of America (Alaska), Inc., an Alaska corporation


SUBSIDIARIES

None

                                    EXHIBIT H

                     FORM OF COVENANT COMPLIANCE CERTIFICATE
                                 (SEE ATTACHED)

                                    EXHIBIT I

                         FORM OF DAILY COLLATERAL REPORT

                                 (SEE ATTACHED)

                                    EXHIBIT J

                    EXISTING INDEBTEDNESS FOR BORROWED MONEY

                                  SCHEDULE 1.30

                                    EQUIPMENT

                                SCHEDULE 10.1(A)

FINANCIAL COVENANTS

NOTE: All of the following covenants and definitions are on a consolidated basis for 3-D Geophysical, Inc. and its consolidated subsidiaries



=============================================================================================================================
               COVENANT                                       REQUIRED                                  COMMENTS
=============================================================================================================================
Indebtedness to Tangible Net                               1997  - 1.3                       Tested quarterly.
Worth Ratio                                                1998  - 1.3                       For purposes of this
                                                           1999  - 1.3                       covenant,
                                                           2000  - 1.3                       "Indebtedness" shall
                                                           2001  - 1.3                       be exclusive of
                                                           2002  - 1.3                       operating leases,
                                                                                             contingent
                                                                                             liabilities
                                                                                             arising
                                                                                             out
                                                                                             of
                                                                                             lawsuits
                                                                                             not
                                                                                             yet
                                                                                             ripened
                                                                                             into
                                                                                             judgments,
                                                                                             performance
                                                                                             and
                                                                                             importation
                                                                                             bonds
                                                                                             and
                                                                                             deferred
                                                                                             taxes.
-----------------------------------------------------------------------------------------------------------------------------
Tangible Net Worth                        Closing Date             $38,000,000               Tested quarterly
("TNW")
                                          At 12/31/97              $38,000,000

                                          Thereafter Previous year-end TNW plus the following amount
                                          1998
                                          1st quarter                 $450,000
                                          2nd quarter                 $450,000
                                          3rd quarter                 $750,000
                                          4th quarter                 $950,000

                                          1999
                                          1st quarter                 $300,000
                                          2nd quarter                 $300,000
                                          3rd quarter                 $700,000
                                          4th quarter                 $800,000

=============================================================================================================================


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


=============================================================================================================================
                                          2000
                                          1st quarter                 $450,000
                                          2nd quarter                 $450,000
                                          3rd quarter                 $750,000
                                          4th quarter                 $950,000

                                          2001
                                          1st quarter                 $500,000
                                          2nd quarter                 $500,000
                                          3rd quarter               $1,000,000
                                          4th quarter               $1,200,000

                                          2002
                                          1st quarter                 $650,000
                                          2nd quarter                 $650,000
                                          3rd quarter               $1,200,000
                                          4th quarter               $1,450,000

-----------------------------------------------------------------------------------------------------------------------------
Cash Flow Coverage Ratio                                   1997  - 1.05                      1997 will be a 4th
                                                           1998  - 1.05                      quarter test only.
                                                           1999  - 1.05
                                                           2000  - 1.10                      1998 will be tested
                                                           2001  - 1.15                      each quarter based
                                                           2002  - 1.20                      on the following
                                                                                             trailing levels:

                                                                                             1st quarter - trailing
                                                                                             6 months

                                                                                             2nd quarter - trailing
                                                                                             9 months

                                                                                             3rd quarter - trailing
                                                                                             12 months

                                                                                             4th quarter - trailing
                                                                                             12 months

                                                                                             1999 and thereafter
                                                                                             will be tested each
                                                                                             quarter on a trailing
                                                                                             12 month basis


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


-----------------------------------------------------------------------------------------------------------------------------
Net Income (determined in                 1997                                               1997 will be a 4th
accordance with generally                 4th quarter            $200,000 for the            quarter test only.
accepted accounting                                              quarter
principles, consistently                                                                     1998 will be tested
applied)                                  1998                                               each quarter based
                                          ----
                                          1st quarter             $  900,000                 on the following
                                          2nd quarter             $  900,000                 trailing levels:
                                          3rd quarter             $1,500,000
                                          4th quarter             $1,900,000                 1st quarter - trailing
                                                                                             6 months
                                          1999
                                          1st quarter             $1,900,000                 2nd quarter - trailing
                                          2nd quarter             $1,800,000                 9 months
                                          3rd quarter             $1,700,000
                                          4th quarter             $1,600,000                 3rd quarter - trailing
                                                                                             12 months
                                          2000
                                          1st quarter             $1,700,000                 4th quarter - trailing
                                          2nd quarter             $1,700,000                 12 months
                                          3rd quarter             $1,800,000
                                          4th quarter             $1,900,000                 1999 and thereafter
                                                                                             will be tested each
                                          2001                                               quarter on a trailing
                                          1st quarter             $2,000,000                 12 month basis
                                          2nd quarter             $2,100,000
                                          3rd quarter             $2,300,000
                                          4th quarter             $2,400,000

                                          2002
                                          1st quarter             $2,500,000
                                          2nd quarter             $2,600,000
                                          3rd quarter             $2,800,000
                                          4th quarter             $2,900,000
=============================================================================================================================


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

                                  SCHEDULE 10.2

                                DEPOSIT ACCOUNTS


Bank or Institution                            Acct.             Account No.            Address
                                               Name

1)   Wells Fargo Bank                          3-D               4159499706             Energy Department
                                               3-D               4159677962             1000 Louisiana
                                               NGA               4159677921             3rd Floor
                                               NGA               4159677939             Houston, Texas 77002
                                               NGA               4159677913
                                               3-D               4159677947
1)   Bank One, Colorado, N.A.                  NGA               1283238127             P.O. Box 5586
                                               NGA               1283236881             Denver, CO 80217-5586
                                               3-D               1283238135             1125 17th Street
                                               3-D               616285722              Denver, CO 80202-2088
                                               NGA               616285714              Attention: Ann Lyons
                                               3-D               616285730
1)   Bank One, N.A.                            Paragon           789068228              Department 1045
                                               Paragon           789065628              Columbus, OH 43271-1045
                                               Paragon           789068201
1)   Norwest Bank                              3-D               2693022920             2350 East Arapahoe Road
                                               3-D               2698019346             Littleton, CO 80122
1)   Chase Manhattan Bank                      3-D               031173041              1211 Avenue of the Americas
                                                                                        36th Floor
                                                                                        New York, NY 10036
1)   Laredo National Bank                      GEO               80106218               Houston, Texas
1)   Barclays Bank PLC                                           2774282                P.O. Box 68
                                                                                        Georgetown, Grand Cayman,
                                                                                        BWI
1)   Banco Wiese                                                 1484280                051 Camino Real
                                                                 3475131                Lima, Peru

1)   Banco Santa Cruz de la Sierra                               1000104200302241       Santa Cruz, Bolivia

1)   Royal Bank of Canada                                        1080018                Calgary, Alberta, Canada

1)   Alberta Treasury Branches                                   730000005124           Calgary, Alberta, Canada
                                                                 730000005170
                                                                 730000005102
                                                                 730000007824
                                                                 730000008624
                                                                 730000009424
                                                                 730000010824
                                                                 730000011624
                                                                 730000012424
                                                                 730000013224
                                                                 730000016724
                                                                 730000163324
                                                                 730000164124
                                                                 730000018324
                                                                 730000019124
                                                                 730000020524
1)   Banca Serfin, S.A.                                          40003113425            Renosa, Tamualipas, Mexico
1)   Banca Serfin, S.A.                                          0530120808781          Posa Rica, Veracruz, Mexico
1)   Banca Serfin, S.A.                                          10604018686            Soledad de Doblado,
                                                                                        Veracruz, Mexico
1)   Banca Serfin, S.A.                                          03707382927            General Bravo, N.L., Mexico
1)   Banca Serfin, S.A.                                          09006053748            Mexico City, Mexico
                                                                 09009412285
1)   Banco Inverlar, S.A.                                        9275185                Mexico City, Mexico
1)   Banamex, S.A.                                               3630757                Mexico City, Mexico
                                                                 9275185
1)   Banamex, S.A.                                               2036102                Posa Rica, Veracruz, Mexico
1)   Banamex, S.A.                                               3020414                Reynosa, Tamulipas, Mexico
1)   Bancomer, S.A.                                              181788                 Laredo, Tamulipas, Mexico
1)   Inversiones Serfin                                          09009412285            Mexico City, Mexico
1)   Inversiones Banamex                                         71676560               Mexico City, Mexico

1)   Banco Continental/Tarapoto                               00110310080100014926   Tarapota, Peru

Abbreviations Summary:
"3-D" = 3-D Geophysical, Inc.
"NGA" = Northern Geophysical of America, Inc.
"Paragon" = Paragon Geophysical, Inc.
"GEO" = Geoevaluaciones, S.A. de C.V.


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